AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 25, 2004.
                   AN EXHIBIT LIST CAN BE FOUND ON PAGE II-1.
                          REGISTRATION NO. 333-_______


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            SYNDICATION NET.COM, INC.
             (Exact Name of Registrant as Specified in its Charter)

        Delaware                   8742                   57-2218873
        ------                     ----                   ----------
(State of Incorporation)     (Primary Standard           (IRS Employer
                            Industrial Code No.)      Identification No.)

                              1250 24th Street, NW
                                    Suite 300
                             Washington, D.C. 20037
                                 (202) 467-2788
          (Address and telephone number of principal executive offices)

                    Brian Sorrentino, Chief Executive Officer
                            Syndication Net.com, Inc.
                              1250 24th Street, NW
                                    Suite 300
                             Washington, D.C. 20037
                                 (202) 467-2788
            (Name, address and telephone number of agent for service)

                                   Copies to:
                             Gregory Sichenzia, Esq.

                            Stephen M. Fleming, Esq.
                       Sichenzia Ross Friedman Ference LLP
                    1065 Avenue of the Americas, 21st Floor.
                            New York, New York 10018
                                 (212) 930-9700


Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /

                                                  CALCULATION OF REGISTRATION FEE
======================================================= ================= ==================== ===================== ==============
                                                                           PROPOSED MAXIMUM      PROPOSED MAXIMUM      AMOUNT OF
          TITLE OF EACH CLASS OF SECURITIES               SHARES TO BE    OFFERING PRICE PER    AGGREGATE OFFERING   REGISTRATION
                   TO BE REGISTERED                        REGISTERED         SECURITY(1)             PRICE               FEE
------------------------------------------------------- ----------------- -------------------- --------------------- --------------
Common Stock, $.0001 par value (2)                         45,000,000             $0.25           $11,250,000.00         $1,425.38
Common Stock, $.0001 par value (3)                          3,750,000             $0.25              $937,500.00           $118.78
Common Stock, $.0001 par value (4)                          1,200,000             $0.25              $300,000.00            $38.01
------------------------------------------------------- ----------------- -------------------- --------------------- --------------
Total                                                      49,950,000                             $12,487,500.00        $1,582.17*
======================================================= ================= ==================== ===================== ==============

*Previously paid.

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on August 24, 2004, which was $0.25 per share.

(2)   Represents shares underlying Standby Equity Distribution Agreement.

(3) Represents shares underlying convertible debenture. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the debentures, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the debentures. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the debentures to account for market fluctuations. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price, result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(4) Represents shares of common stock issued as a fee to Newbridge Securities Corporation for acting as exclusive placement agent under the Standby Equity Distribution Agreement and shares of common stock issued to Cornell Capital Partners, L.P. upon execution of the Standby Equity Distribution Agreement.

      The registrant amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

       PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED AUGUST 25, 2004

                            SYNDICATION NET.COM, INC.
                              49,950,000 SHARES OF
                                  COMMON STOCK

      This prospectus relates to the resale by the selling stockholders of up to 49,950,000 shares of our common stock. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock, which they are offering.

      We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. We will, however, receive proceeds from the sale of common stock under our Standby Equity Distribution Agreement with Cornell Capital Partners, L.P. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners will pay 98% of the lowest volume weighted average price of the common stock during the five consecutive trading days immediately following the notice date. We have agreed to pay Cornell Capital Partners, L.P. 5% of the proceeds that we receive under the Standby Equity Distribution Agreement, 1,160,000 shares of common stock representing a commitment fee and a $2,500 due diligence fee. All costs associated with this registration will be borne by us.

      Our common stock is currently traded on the Over-The-Counter Bulletin Board under the symbol SYCI.

            Investing in our common stock involves substantial risks.
                    See "Risk Factors," beginning on page 2.

      Cornell Capital Partners, L.P. is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Standby Equity Distribution Agreement.

      With the exception of Cornell Capital Partners, L.P., which is an "underwriter" within the meaning of the Securities Act of 1933, no other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Syndication Net.com, Inc. with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                               PROSPECTUS SUMMARY

      The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "RISK FACTORS" section, the financial statements and the notes to the financial statements. As used throughout this prospectus, the terms "Oxford Ventures," the "Company," "we," "us," and "our" refer to Syndication Net.com, Inc.

                            SYNDICATION NET.COM, INC.

      We are a consulting company formed to acquire controlling interests in or to participate in the creation of, and to provide financial, management and technical support to, development stage business, e-commerce businesses and traditional brick-and-mortar businesses. We reported a net loss of $605,939 for the three months ended June 30, 2004 and $1,088,420 for the year ended December 31, 2003. We have suffered operating losses and negative cash flows from operations since inception and, at June 30, 2004, we had an accumulated deficit, a capital deficit and have negative working capital. These conditions give rise to substantial doubt about our ability to continue as a going concern.

Our principal executive offices are located at 1250 24th Street, NW, Suite 300, Washington, D.C. 20037. Our phone number is (202) 467-2788. We are a Delaware corporation.

                                  THE OFFERING

Common stock offered by
  selling stockholders................          Up to 49,950,000  shares,  based
                                                on  current  market  prices  and
                                                assuming full  conversion of the
                                                convertible   debentures.   This
                                                number represents  approximately
                                                81% of our  current  outstanding
                                                stock  and  includes  45,000,000
                                                shares  of  common  stock  to be
                                                issued under the Standby  Equity
                                                Distribution  Agreement,  up  to
                                                3,750,000 shares of common stock
                                                underlying           convertible
                                                debentures and 1,200,000  shares
                                                of common  stock.  Assuming  the
                                                conversion    of   $200,000   of
                                                debentures  on August 24,  2004,
                                                and a  conversion  price of $.20
                                                per share,  the number of shares
                                                issuable upon  conversion of the
                                                convertible  debenture  would be
                                                1,000,000. Further, in the event
                                                that we draw down $200,000 under
                                                the Standby Equity Distribution,
                                                which is the  maximum  permitted
                                                advance   within  a  seven   day
                                                period,  we would be required to
                                                issue  816,327  shares of common
                                                stock on August  24,  2004 based
                                                on a conversion price of $.245.

Common stock to be outstanding
  after the offering..................          Up to 63,017,659 shares.*

Use of proceeds.......................          We will not receive any proceeds
                                                from  the  sale  of  the  common
                                                stock hereunder. We will receive
                                                proceeds  from  the  sale of our
                                                common  stock  pursuant  to  the
                                                Standby   Equity    Distribution
                                                Agreement. See "Use of Proceeds"
                                                for a complete description.

OTCBB Symbol..........................          SYCI

*The above information regarding common stock to be outstanding after the offering is based on 14,360,088 shares of common stock outstanding as of August 24, 2004.

STANDBY EQUITY DISTRIBUTION AGREEMENT

      On June 15, 2004, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, L.P. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $10,000,000. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners will pay 98% of the lowest volume weighted average price of the common stock during the five consecutive trading days immediately following the notice date. In addition, Cornell Capital Partners will retain 5% of each advance under the Standby Equity Distribution Agreement. For example, assuming that the 98% of lowest volume weighted average price of our common stock during the five consecutive trading days immediately following a notice date is $.245, if we request an advance in the amount of $200,000, Cornell Capital will be entitled to the following:

            o     $10,000, which represents the 5% commitment fee; and

            o 816,327 shares of our common stock, which is calculated by dividing $200,000 by $.245.


      We are registering in this offering 45,000,000 shares of common stock to be issued under the Standby Equity Distribution Agreement. Cornell Capital Partners is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. Cornell Capital Partners is restricted from owing in excess of 9.9% of our outstanding common stock. In the event that Cornell Capital Partners is unable to sell shares of common stock that it acquires under the Standby Equity Distribution Agreement and its ownership equals 9.9% of the our outstanding, then we will not be able to draw down money under the Standby Distribution Agreement. Upon the execution of the Standby Equity Distribution Agreement, we issued to the Investor shares of our common stock in an amount equal to $290,000 divided by the closing bid price of our common stock, as quoted by Bloomberg, LP, which equated to 1,160,000 shares of our common stock. In addition, we engaged Newbridge Securities Corporation, a registered broker-dealer, to advise us in connection with the Standby Equity Distribution Agreement. For its services, Newbridge Securities Corporation received 40,000 shares of our common stock.

      The outstanding shares are issued based on a discount to the market rate. As a result, the lower the stock price around the time Cornell Capital Partners is issued shares, the greater chance that it receives more shares. This could result in substantial dilution to the interests of other holders of common stock.

      To the extent Cornell Capital Partners sells its common stock, the common stock price may decrease due to the additional shares in the market. This could allow Cornell Capital Partners to sell greater amounts of common stock, the sales of which would further depress the stock price. Further, Cornell Capital may sell shares during the pricing period which is the five consecutive trading days immediately following the notice date. The purchase price that Cornell Capital will pay is determined during the pricing period. As a result, Cornell Capital may sell shares during the pricing period, which may cause the market price to decrease and, in turn, additional shares to be issued to Cornell Capital due to a decreased purchase price.

      The significant downward pressure on the price of the common stock as Cornell Capital Partners sells material amounts of common stocks could encourage short sales by others. This could place further downward pressure on the price of the common stock.

CONVERTIBLE DEBENTURES

      On June 15, 2004, we entered into a Securities Purchase Agreement whereby we issued $200,000 in convertible debentures to Cornell Capital Partners, L.P. of which $50,000 was received by us on June 15, 2004 and $150,000 was received by us on July 9, 2004. The debentures bear interest at 5%, mature three years from the date of issuance, and are convertible into our common stock, at the holder's option, at the lower of: (i) $.42; or (ii) eighty percent (80%) of the lowest volume weighted average price of the common stock for the five (5) trading days immediately preceding the conversion date. We are registering in this offering 3,750,000 shares of common stock underlying the debentures.

                           FORWARD-LOOKING STATEMENTS

      Information in this prospectus contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by the use of words such as "believes," "estimates," "could," "possibly," "probably," "anticipates," "projects," "expects," "may," "will," or "should" or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy.

                                  RISK FACTORS

      Any investment in our shares of common stock involves a high degree of risk. You should carefully consider the following information about these risks, together with the other information contained in this prospectus before you decide to buy our common stock. If any of the following risks actually occur, our business, results of operations, and financial condition would likely suffer. In such circumstances, the market price of our common stock could decline, and you may lose all or a part of the money you paid to buy our common stock.

      We provide the following cautionary discussion of risks, uncertainties and possible inaccurate assumptions relevant to our business and our products. These are factors that we think could cause our actual results to differ materially from expected results.

RISKS RELATED TO OUR BUSINESS:

WE ARE A DEVELOPMENT STAGE COMPANY THAT HAS INCURRED RECENT LOSSES AND EXPECT TO INCUR NET LOSSES FOR THE FORESEEABLE FUTURE. WE HAVE NO OPERATING HISTORY UPON WHICH AN EVALUATION OF OUR PROSPECTS CAN BE MADE. FOR THAT REASON, IT WOULD BE DIFFICULT FOR A POTENTIAL INVESTOR TO JUDGE OUR PROSPECTS FOR SUCCESS.

      There can be no assurance that our future proposed operations will be implemented successfully or that we will ever have profits. If we are unable to sustain our operations, you may lose your entire investment. We face all the risks inherent in a new business, including the expenses, difficulties, complications and delays frequently encountered in connection with the formation and commencement of operations, including operational difficulties and capital requirements and management's potential underestimation of initial and ongoing costs. In evaluating our business and prospects, these difficulties should be considered.

OUR SUCCESS DEPENDS ON ATTRACTING AND RETAINING HIGHLY SKILLED AND QUALIFIED TECHNICAL AND CONSULTING PERSONNEL.

      We must hire highly skilled technical personnel as employees and as independent contractors in order to acquire controlling interests in or to participate in the creation of, and to provide financial, management and technical support to, development stage business, e-commerce businesses and traditional brick-and-mortar businesses. The competition for skilled technical employees is intense and we may not be able to retain or recruit such personnel. We must compete with companies that possess greater financial and other resources than we do, and that may be more attractive potential employees and contractors. To be competitive, we may have to increase the compensation, bonuses, stock options and other fringe benefits offered to employees in order to attract and retain such personnel. The costs of retaining or attracting new personnel may have a materially adverse affect on our business and our operating results. In addition, difficulties in hiring and retaining technical personnel could delay the implementation of our business plan.

OUR SUCCESS DEPENDS IN A LARGE PART ON THE CONTINUING SERVICE OF KEY PERSONNEL.

      Changes in management could have an adverse effect on our business. We are dependent upon the active participation of several key management personnel, including Brian Sorrentino, our chief executive officer, and Mark Solomon, our president. This is especially an issue for us since our staffing is small. The failure to retain our current management or personnel could have a material and adverse effect on our operating results and financial performance.

BECAUSE OUR MANAGEMENT TEAM DEVOTES A LIMITED AMOUNT OF THEIR TIME TO OUR AFFAIRS, OUR BUSINESS MAY NOT BE SUCCESSFUL.

      Our management team consists of individuals who are concurrently involved in other activities and careers and will be spending only a limited amount of time on our affairs. We may not be able to successfully implement our business plan or continue our operations if our management team is unable to devote the time required.

OUR STRATEGY MAY INVOLVE SPECULATIVE INVESTMENTS WHICH COULD CAUSE US TO LOSE SOME OR ALL OF OUR INVESTED FUNDS AND COULD CAUSE THE PRICE OF OUR STOCK TO DECLINE.

Our success depends on our ability to develop or select companies that will be ultimately successful. There may be factors outside our control which could affect the success of the acquired companies. We intend to seek companies in the early stages of development with limited operating history, little revenue and possible losses. If we becomes affiliated with such entities and they do not succeed, the value of our assets, results of operations and the price of our common stock could decline.

MANAGEMENT AND AFFILIATES OWN ENOUGH SHARES TO CONTROL SHAREHOLDER VOTE WHICH COULD LIMIT THE RIGHTS OF EXISTING OR FUTURE SHAREHOLDERS.

Our executive officers, directors, affiliates and entities controlled by them own approximately 33.92% of the outstanding common stock. As a result, these executive officers and directors will control the vote on matters that require stockholder approval such as election of directors, approval of a corporate merger, increasing or decreasing the number of authorized shares, adopting corporate benefit plans, effecting a stock split, amending our Certificate of Incorporation or other material corporate actions.

WE DO NOT HAVE EMPLOYMENT AGREEMENTS WITH ANY OF OUR OFFICERS OR EMPLOYEES AND IF WE ARE UNABLE TO RETAIN OUR MANAGEMENT TEAM OUR BUSINESS OPERATIONS MAY NOT BE ABLE TO CONTINUE TO OPERATE.

Our success in achieving our growth objectives is dependant to a substantial extent upon the continuing efforts and abilities of our key management personnel, including the efforts of Brian Sorrentino, our Chief Executive Officer, as well as other executive officers and management. We do not have employment agreements with any of our executive officers and the loss of their services would deprive us of their needed legal and business contacts and experiences. We may not be able to maintain and achieve our growth objectives should we lose any or all of these individuals' services. We do not maintain key-man life insurance for any of our officers.

IF WE ARE REQUIRED TO COMPLY WITH THE INVESTMENT COMPANY ACT OF 1940, WE WILL INCUR SUBSTANTIAL ADDITIONAL EXPENSES AND IF WE DO NOT COMPLY WITH THE INVESTMENT COMPANY ACT OF 1940, THEN WE COULD BE SUBJECT TO LIABILITIES.

      Our ownership interest in companies that we seek to consult with and acquire could result in our being classified as an investment company under the Investment Company Act of 1940. If we are required to register as an investment company, then we will incur substantial additional expenses as the result of the Investment Company Act of 1940's record keeping, reporting, voting, proxy disclosure and other legal requirements. We have obtained no formal determination from the Securities and Exchange Commission as to our status under the Investment Company Act of 1940. Any violation of the Investment Company Act of 1940 could subject us to civil or criminal liabilities. In the event we engage in business combinations which result in our holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act of 1940. Passive investment interests, as used in the Investment Company Act, essentially means investments held by entities which do not provide management or consulting services or are not involved in the businesses whose securities are held. In such event, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. Restrictions on transactions between an investment company and its affiliates under the Investment Company Act of 1940 would make it difficult, if not impossible, for us to implement our business strategy of actively managing, operating and promoting collaboration among our to be acquired network of affiliated entities.

RISKS RELATING TO OUR CURRENT STANDBY EQUITY DISTRIBUTION AGREEMENT:

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR STANDBY EQUITY DISTRIBUTION AGREEMENT THAT ARE BEING REGISTERED IN THIS PROSPECTUS AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

      The issuance and sale of shares upon delivery of an advance by Cornell Capital Partners pursuant to the Standby Equity Distribution Agreement in the amount up to $10,000,000 is likely to result in substantial dilution to the interests of other stockholders. There is no upper limit on the number of shares that we may be required to issue. This will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock and may result in a change of control of our Company.

WE WERE REQUIRED TO ISSUE 1,160,000 SHARES OF COMMON STOCK TO CORNELL CAPITAL AS A COMMITMENT FEE PURSUANT TO THE STANDBY EQUITY DISTRIBUTION AGREEMENT, WHICH HAS RESULTED IN SUBSTANTIAL DILUTION OF OUR CURRENT STOCKHOLDERS AND UPON EFFECTIVENESS OF THIS PROSPECTUS, CORNELL CAPITAL MAY SELL THE 1,160,000 SHARES INTO THE MARKET, WHICH MAY RESULT IN A DECREASE IN OUR MARKET PRICE.

Upon the execution of Standby Distribution Equity Agreement, we were required to issue a commitment fee in the form of shares of common stock to Cornell Capital in an amount equal to $290,000 divided by the closing bid price of our common stock, as quoted by Bloomberg, LP, as of June 15, 2004, which was $.25. This resulted in the issuance of 1,160,000 shares of common stock to Cornell Capital. The issuance of the 1,160,000 shares to Cornell Capital has resulted in substantial dilution to the interests of other stockholders. In order to be convert this commitment fee into cash, Cornell Capital has an incentive to sell the shares immediately upon effectiveness of this prospectus, which may result in a decrease in our market price.

THE CONTINUOUSLY ADJUSTABLE PRICE FEATURE OF OUR STANDBY EQUITY DISTRIBUTION AGREEMENT COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.

      Our obligation to issue shares upon receipt of an advance pursuant to the Standby Equity Distribution Agreement is essentially limitless. The purchase price of the shares purchased under the Standby Equity Distribution Agreement will be equal to 98% of the lowest volume weighted average price of the common stock for the five consecutive trading days immediately following the notice to advance funds date. As Cornell Capital will always receive shares at a discount to market, it will have an incentive to sell immediately to realize the gain on the difference. As our market price decreases, Cornell Capital will sell at an increased pace in order to take advantage of its discount. Further, Cornell Capital may sell shares during the pricing period which is the five consecutive trading days immediately following the notice date. The purchase price that Cornell Capital will pay is determined during the pricing period. As a result, Cornell Capital may sell shares during the pricing period, which may cause the market price to decrease and, in turn, additional shares to be issued to Cornell Capital due to a decreased purchase price. The following is an example of the amount of shares of our common stock issuable in connection with an advance of $200,000 under the Standby Equity Distribution Agreement, based on market prices 25%, 50% and 75% below the market price as of August 16, 2004 of $0.25:

    % Below market          Price Per Share        Discount of 2%     Number of Shares Issuable       Percentage of Stock*
--------------------------------------------------------------------------------------------------------------------------
           25%                $.1875                    $.1838                1,088,435                       7.05%
           50%                $.1250                    $.1225                1,632,653                      10.21%
           75%                $.0625                    $.0613                3,265,306                      18.53%

           *Based upon 14,360,088 shares of common stock outstanding.

      As illustrated, the number of shares of common stock issuable in connection with an advance under the Standby Equity Distribution Agreement will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

THE SALE OF OUR STOCK UNDER OUR STANDBY EQUITY DISTRIBUTION AGREEMENT COULD ENCOURAGE SHORT SALES BY THIRD PARTIES, WHICH COULD CONTRIBUTE TO THE FUTURE DECLINE OF OUR STOCK PRICE AND MATERIALLY DILUTE EXISTING STOCKHOLDERS' EQUITY AND VOTING RIGHTS.

      In many circumstances the provision of a Standby Equity Distribution Agreement for companies that are traded on the Over-The-Counter Bulletin Board has the potential to cause significant downward pressure on the price of common stock. This is particularly the case if the shares being placed into the market exceed the market's ability to absorb the increased stock or if we have not performed in such a manner to show that the equity funds raised will be used to grow our company. Such an event could place further downward pressure on the price of our common stock. Under the terms of our Standby Equity Distribution Agreement we may request numerous drawdowns. Even if we use the Standby Equity Distribution Agreement to grow our revenues and profits or invest in assets which are materially beneficial to us, the opportunity exists for short sellers and others to contribute to the future decline of our stock price despite the fact that Cornell Capital may only engage in naked short transactions so long as the sales are not in excess of the amount of shares owned by Cornell Capital. If there are significant short sales of our stock, the price decline that would result from this activity will cause the share price to decline more so, which, in turn, may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock, the stock price will decline. If this occurs, the number of shares of our common stock that is issuable pursuant to the Standby Equity Distribution Agreement will increase, which will materially dilute existing stockholders' equity and voting rights.

THE PRICE YOU PAY IN THIS OFFERING WILL FLUCTUATE AND MAY BE HIGHER THAN THE PRICES PAID BY OTHER PEOPLE PARTICIPATING IN THIS OFFERING.

      The price in this offering will fluctuate based on the prevailing market price of the common stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher than the prices paid by other people participating in this offering.

WE MAY NOT BE ABLE TO ACCESS SUFFICIENT FUNDS UNDER THE STANDBY EQUITY DISTRIBUTION AGREEMENT WHEN NEEDED

      We are to some extent dependent on external financing to fund our operations. Our financing needs are expected to be substantially provided from the Standby Equity Distribution Agreement. No assurances can be given that such financing will be available in sufficient amounts or at all when needed, in part, because we are limited to a maximum draw down of $200,000 per advance.

RISKS RELATING TO OUR CURRENT CONVERTIBLE DEBENTURE FINANCING AGREEMENT:

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR CONVERTIBLE DEBENTURES THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK

      As of July 1, 2004, we had 14,360,088 shares of common stock issued and outstanding. The number of shares of common stock issuable upon conversion of the outstanding convertible debentures and the sale of shares pursuant to our Standby Equity Distribution Agreement may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the debentures and upon sale pursuant to the Standby Equity Distribution Agreement, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

THE  CONTINUOUSLY   ADJUSTABLE  CONVERSION  PRICE  FEATURE  OF  OUR  CONVERTIBLE
DEBENTURES COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.

      Our obligation to issue shares upon conversion of our $200,000 principal amount convertible debentures is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable upon conversion of our convertible debentures (excluding accrued interest), based on market prices 25%, 50% and 75% below the market price as of August 24, 2004 of $0.25:

            % Below           Price             With Discount       Number of Shares
              market          Per Share             of 20%              Issuable             Percentage of Stock*
----------------------------- ---------------- ----------------- ------------------------ ---------------------------
           25%                $.1875           $.15                 1,333,333               8.50%
           50%                $.1250           $.10              2,000,000                12.22%
           75%                $.0625           $.05              4,000,000                21.79%

           *Based upon 14,360,088 shares of common stock outstanding.

      As illustrated, the number of shares of common stock issuable upon conversion of our convertible debentures will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

THE  CONTINUOUSLY   ADJUSTABLE  CONVERSION  PRICE  FEATURE  OF  OUR  CONVERTIBLE
DEBENTURES MAY ENCOURAGE INVESTORS TO MAKE SHORT SALES IN OUR COMMON STOCK, WHICH COULD HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.

      The convertible debentures are convertible into shares of our common stock at a 20% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholder converts and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. In addition, not only the sale of shares issued upon conversion of debentures or exercise of warrants, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

THE ISSUANCE OF SHARES UPON CONVERSION OF THE CONVERTIBLE DEBENTURES MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

      The issuance of shares upon conversion of the convertible debentures and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

IN THE EVENT THAT OUR STOCK PRICE DECLINES, THE SHARES OF COMMON STOCK ALLOCATED FOR CONVERSION OF THE CONVERTIBLE DEBENTURES AND REGISTERED PURSUANT TO THIS PROSPECTUS MAY NOT BE ADEQUATE AND WE MAY BE REQUIRED TO FILE A SUBSEQUENT REGISTRATION STATEMENT COVERING ADDITIONAL SHARES. IF THE SHARES WE HAVE ALLOCATED AND ARE REGISTERING HEREWITH ARE NOT ADEQUATE AND WE ARE REQUIRED TO FILE AN ADDITIONAL REGISTRATION STATEMENT, WE MAY INCUR SUBSTANTIAL COSTS IN CONNECTION THEREWITH.

      Based on our current market price and the potential decrease in our market price as a result of the issuance of shares upon conversion of the convertible debentures, we have made a good faith estimate as to the amount of shares of common stock that we are required to register and allocate for conversion of the convertible debentures. Accordingly, we have allocated and registered 3,750,000 shares to cover the conversion of the convertible debentures. In the event that our stock price decreases, the shares of common stock we have allocated for conversion of the convertible debentures and are registering hereunder may not be adequate. If the shares we have allocated to the registration statement are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection with the preparation and filing of such registration statement.

IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING CONVERTIBLE DEBENTURES, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE CONVERTIBLE DEBENTURES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIALLY ALL OF OUR ASSETS.

      In June 2004, we entered into a Securities Purchase Agreement for the sale of an aggregate of $200,000 principal amount of convertible debentures to Cornell Capital Partners, L.P. The convertible debentures are due and payable, with 5% interest, three years from the date of issuance, unless sooner converted into shares of our common stock. Any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the Securities Purchase Agreement or related convertible debenture, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against our Company and the delisting of our common stock could require the early repayment of the convertible debentures if the default is not cured with the specified grace period. We anticipate that the full amount of the convertible debentures, together with accrued interest, will be converted into shares of our common stock, in accordance with the terms of the convertible debentures. If we are required to repay the convertible debentures, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the debentures when required, the debenture holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

RISKS RELATED TO OUR COMMON STOCK:

SHARES ELIGIBLE FOR FUTURE SALE MAY ADVERSELY AFFECT THE MARKET.

      As of July 1, 2004, we had 14,360,088 shares of our common stock issued and outstanding of which we believe 975,450 shares to be restricted shares. Rule 144 provides, in essence, that a person holding "restricted securities" for a period of one year may sell only an amount every three months equal to the greater of (a) one percent of a company's issued and outstanding shares, or (b) the average weekly volume of sales during the four calendar weeks preceding the sale. The amount of "restricted securities" which a person who is not an affiliate of our company may sell is not so limited, since non-affiliates may sell without volume limitation their shares held for two years if there is adequate current public information available concerning our Company. In such an event, "restricted securities" would be eligible for sale to the public at an earlier date. The sale in the public market of such shares of common stock may adversely affect prevailing market prices of our common stock.

THE LIMITED MARKET FOR OUR SHARES WILL MAKE OUR PRICE MORE VOLATILE; THEREFORE YOU MAY HAVE DIFFICULTY SELLING OUR COMMON STOCK.

      The market for our common stock is limited and we cannot assure you that a larger market will ever be developed or maintained. Currently, our common stock is traded on the Over-The-Counter Bulletin Board. Market fluctuations and volatility, as well as general economic, market and political conditions, could reduce our market price. As a result, this may make it difficult or impossible for you to sell our common stock.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

      The Securities and Exchange Commission has adopted Rule 3a51-1 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 require:

      o that a broker or dealer approve a person's account for transactions in penny stocks; and

      o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased

      In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

      o obtain financial information and investment experience objectives of the person; and

      o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

      The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

      o sets forth the basis on which the broker or dealer made the suitability determination; and

      o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

      Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

      Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                                 USE OF PROCEEDS

         This prospectus relates to shares of our common stock that may be offered and sold from time to time by Cornell Capital Partners, L.P. We will receive proceeds from the sale of shares of our common stock to Cornell Capital Partners, L.P. under the Standby Equity Distribution Agreement, which restricts the use of proceeds to general corporate purposes and prohibits us from using the proceeds for the payment (or loaned to any such person for the payment) of any judgment, or other liability, incurred by any executive officer, officer, director or employee, except for any liability owed to such person for services rendered, or if any judgment or other liability is incurred by such person originating from services rendered our company, or we have indemnified such person from liability. The purchase price of the shares purchased under the Standby Equity Distribution Agreement will be equal to 98% of the lowest volume weighted average price of the common stock for the five consecutive trading days immediately following the notice to advance funds date. We have agreed to pay Cornell Capital Partners, L.P. 5% of the proceeds that we receive under the Standby Equity Distribution Agreement. We cannot draw more than $200,000 per advance. Cornell Capital Partners is restricted from owing in excess of 9.9% of our outstanding common stock. In the event that Cornell Capital Partners is unable to sell shares of common stock that it acquires under the Standby Equity Distribution Agreement and its ownership equals 9.9% of the our outstanding, then we will not be able to draw down money under the Standby Distribution Agreement.

      For illustrative purposes, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the Standby Equity Distribution Agreement. Although we are able to draw down the full $10,000,000 pursuant to the Standby Equity Distribution Agreement, we anticipate only needing to draw down between $3,000,000 and $6,000,000. The table assumes estimated offering expenses of $45,000, plus the 5% fee to be paid to Cornell Capital Partners, L.P.

GROSS PROCEEDS                                               $3,000,000             $6,000,000         $10,000,000

NET PROCEEDS (AFTER OFFERING EXPENSES AND 5% FEE)            $2,895,000             $5,655,000          $9,455,000

USE OF PROCEEDS:

Acquisition of Tri State Metro-Territories, LLC *            $1,500,000             $1,500,000          $1,500,000

Additional Acquisitions*                                       $237,000             $1,893,000          $4,173,000

General Working Capital                                        $868,500             $1,696,500          $2,836,500

Administrative Expenses, Including Salaries                    $289,500               $565,500            $945,500

TOTAL                                                        $2,895,000             $5,655,000          $9,455,000

* Except for the letter of intent entered for the acquisition of Tri State Metro-Territories, LLC, we currently do not have plans, arrangements or agreements with respect to any particular acquisitions. Although it is our intent to acquire all the assets of Tri-State, the specific terms and the evaluations of the potential transaction have not yet been finalized and the pending audited financial statements of Tri-State are a requirement for completion of that transaction. The transaction is also subject to customary closing conditions, including but not limited to the receipt of all definitive documents, valuations, consents, and approvals. There can be no assurance as to whether or when the transaction will close.

                              SELLING STOCKHOLDERS

      The following table presents information regarding the selling stockholders, including Cornell Capital Partners, L.P. and Newbridge Securities Corporation. A description of each selling stockholder's relationship to our Company and how each selling stockholder acquired the shares to be sold in this offering is detailed in the information immediately following this table.

                                                                        SHARES TO BE ACQUIRED UNDER
                                                                        STANDBY EQUITY DISTRIBUTION
                                          SHARES BENEFICIALLY OWNED        AGREEMENT/ CONVERTIBLE      SHARES BENEFICIALLY OWNED
                                            PRIOR TO THE OFFERING                DEBENTURE               AFTER THE OFFERING (2)
                                        --------------------------------------------------------------------------------------------
                 NAME                        NUMBER        PERCENT (1)      NUMBER         PERCENT (1)    NUMBER        PERCENT
------------------------------------------------------------------------------------------------------------------------------------
Cornell Capital Partners, L.P.            1,432,707 (3)       9.9%        48,750,000        78.89%           0             0%
101 Hudson Street,
Suite 3606
Jersey City, NJ 07302

Newbridge Securities Corporation             40,000            *                 N/A          N/A            0             0%
1451 Cypress Creek Road, Suite 204
Fort Lauderdale, FL 33309

* Less than 1%.

(1) Applicable percentage ownership is based on 14,360,088 shares of common stock outstanding as of August 24, 2004, together with securities exercisable or convertible into shares of common stock within 60 days of August 24 , 2004 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of August 24, 2004 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) Assumes that all securities registered will be sold and that all shares of common stock underlying the convertible debentures and the Standby Equity Distribution Agreement will be issued.

(3) Represents (i) 1,160,000 shares issued to Cornell Capital Partners, L.P. upon execution of the Standby Equity Distribution Agreement and (ii) 272,707 shares of common stock that are issuable pursuant to the secured convertible notes and/or the Standby Equity Distribution Agreement, which represents the maximum permitted ownership that the selling stockholder can own at one time (and therefore, offer for resale at any one time) equal to 9.9% of the outstanding common stock as required by the Standby Equity Distribution Agreement. The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the secured convertible notes and the Standby Equity Distribution Agreement is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

      The following information contains a description of each selling stockholder's relationship to us and how each selling stockholder acquired the shares to be sold in this offering is detailed below. None of the selling stockholders have held a position or office, or had any other material relationship, with our Company:

      CORNELL CAPITAL PARTNERS, L.P. is the investor under the Standby Equity Distribution Agreement and a holder of convertible debentures. All investment decisions of Cornell Capital Partners are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of Yorkville Advisors. Mr. Angelo does not have voting control over the shares beneficially owned by Cornell Capital Partners. Cornell Capital Partners acquired all shares being registered in this offering in financing transactions with us. Those transactions are explained below:

      STANDBY EQUITY DISTRIBUTION AGREEMENT. On June 15, 2004, we entered into an Standby Equity Distribution Agreement with Cornell Capital Partners, L.P. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $10,000,000. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners will pay us 98% of the lowest volume weighted average price of the common stock during the five consecutive trading days immediately following the notice date. Further, we have agreed to pay Cornell Capital Partners, L.P. 5% of the proceeds that we receive under the Standby Equity Distribution Agreement. In addition, Cornell Capital Partners will retain 5% of each advance under the Standby Equity Distribution Agreement. For example, assuming that the 98% of lowest volume weighted average price of our common stock during the five consecutive trading days immediately following a notice date is $.245, if we request an advance in the amount of $200,000, Cornell Capital will be entitled to the following:

      o     $10,000, which represents the 5% commitment fee; and

      o 816,327 shares of our common stock, which is calculated by dividing $200,000 by $.245.

            Cornell Capital Partners is restricted from owing in excess of 9.9% of our outstanding common stock. In the event that Cornell Capital Partners is unable to sell shares of common stock that it acquires under the Standby Equity Distribution Agreement and its ownership equals 9.9% of the our outstanding, then we will not be able to draw down money under the Standby Distribution Agreement. Cornell Capital Partners also received 1,160,000 shares of our common stock upon execution of the Standby Equity Distribution Agreement. We are registering in this offering 45,000,000 shares of common stock to be issued under the Standby Equity Distribution Agreement.

            SECURED CONVERTIBLE DEBENTURES. To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with Cornell Capital Partners on June 15, 2004 for the sale of $200,000 in convertible debentures of which $50,000 was received by us on June 15, 2004 and $150,000 was received by us on July 9, 2004.. The debentures issued pursuant to the June 2004 Securities Purchase Agreement bear interest at 5%, mature three years from the date of issuance, and are convertible into our common stock, at the holder's option, at the lower of the following:
      (i) $.42; or (ii) eighty percent (80%) of the lowest volume weighted average price of the common stock for the five (5) trading days immediately preceding the conversion date. We are registering in this offering 3,750,000 shares of common stock underlying the debentures.

         THERE ARE CERTAIN RISKS RELATED TO SALES BY CORNELL  CAPITAL  PARTNERS,
INCLUDING:

         The outstanding shares are issued based on a discount to the market rate. As a result, the lower the stock price around the time Cornell Capital Partners is issued shares, the greater chance that it receives more shares. This could result in substantial dilution to the interests of other holders of common stock.

         To the extent Cornell Capital Partners sells its common stock, the common stock price may decrease due to the additional shares in the market. This could allow Cornell Capital Partners to sell greater amounts of common stock, the sales of which would further depress the stock price.

         The significant downward pressure on the price of the common stock as Cornell Capital Partners sells material amounts of common stocks could encourage short sales by others. This could place further downward pressure on the price of the common stock.

         NEWBRIDGE SECURITIES CORPORATION. Newbridge Securities Corporation is an unaffiliated registered broker-dealer that has been retained by us. Mr. Guy
S. Amico, Newbridge Securities Corporation's President, makes the investment decisions on behalf of Newbridge Securities Corporation and has voting control over the securities beneficially owned by Newbridge Securities Corporation. For its services in connection with the Standby Equity Distribution Agreement, Newbridge Securities Corporation received a fee of 40,000 shares of common stock. These shares are being registered in this offering.

                      STANDBY EQUITY DISTRIBUTION AGREEMENT

      SUMMARY. On June 15, 2004, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, L.P. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $10,000,000. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners will pay 98% of the lowest volume weighted average price of the common stock during the five consecutive trading days immediately following the notice date. In addition, Cornell Capital Partners will retain 5% of each advance under the Standby Equity Distribution Agreement. For example, assuming that the 98% of lowest volume weighted average price of our common stock during the five consecutive trading days immediately following a notice date is $.245, if we request an advance in the amount of $200,000, Cornell Capital will be entitled to the following:

      o     $10,000, which represents the 5% commitment fee; and

      o 816,327 shares of our common stock, which is calculated by dividing $200,000 by $.245.

      We are registering in this offering 45,000,000 shares of common stock to be issued under the Standby Equity Distribution Agreement. Cornell Capital Partners is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. Cornell Capital Partners will retain 5% of each advance under the Standby Equity Distribution Agreement. Cornell Capital Partners is restricted from owing in excess of 9.9% of our outstanding common stock. In the event that Cornell Capital Partners is unable to sell shares of common stock that it acquires under the Standby Equity Distribution Agreement and its ownership equals 9.9% of the our outstanding, then we will not be able to draw down money under the Standby Distribution Agreement. In addition, we engaged Newbridge Securities Corporation, a registered broker-dealer, to advise us in connection with the Standby Equity Distribution Agreement. For its services, Newbridge Securities Corporation received 40,000 shares of our common stock.

      STANDBY EQUITY DISTRIBUTION AGREEMENT EXPLAINED. Pursuant to the Standby Equity Distribution Agreement, we may periodically sell shares of common stock to Cornell Capital Partners, L.P. to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. We may request an advance every seven trading days. A closing will be held six trading days after written notice of such a request, at which time we will deliver shares of common stock and Cornell Capital Partners, L.P. will pay the advance amount.

      We may request advances under the Standby Equity Distribution Agreement once the underlying shares are registered with the Securities and Exchange
Commission. Thereafter, we may continue to request advances until Cornell Capital Partners has advanced $10,000,000 or two years after the effective date of the accompanying registration statement, whichever occurs first.

      The amount of each advance is subject to an aggregate maximum advance amount of $200,000. The amount available under the Standby Equity Distribution Agreement is not dependent on the price or volume of our common stock. Cornell Capital Partners may not own more than 9.9% of our outstanding common stock at any time. Because Cornell Capital Partners can repeatedly acquire and sell shares, this limitation does not limit the potential dilutive effect or the total number of shares that Cornell Capital Partners may receive under the Standby Equity Distribution Agreement. In the event that Cornell Capital Partners is unable to sell its shares and its percentage ownership is equal to 9.9% of our outstanding common stock, we will not be able to request an advance under the Standby Equity Distribution Agreement as Cornell Capital Partners is restricted to owning more than 9.9% of our outstanding common stock. In addition, Cornell Capital may terminate the Standby Equity Distribution Agreement upon the occurrence of the following:

      o there shall occur any stop order or suspension of the effectiveness of this prospectus for an aggregate of 50 trading days, other than due to the acts of Cornell Capital;

      o we shall fail to keep our company listed on the Over the Counter Bulletin Board and such failure shall continue for 30 days;

      o we shall fail to cause our common stock to be registered under the Securities Exchange Act of 1934 and such failure shall continue for 30 days; and

      o     two years after the effective date of this prospectus.

      Cornell Capital is not required to pay for shares under the Standby Equity Distribution Agreement if any of the following occur:

      o this prospectus shall be declared effective and shall remain effective;

      o the SEC has issued or intends to issue a stop order with respect to the propsectus or that the SEC otherwise has suspended or withdrawn the effectiveness of the prospectus;

      o the sale and issuance of the shares of common stock shall be legally permitted by all laws and regulations that we are subject to;

      o     there shall not exist any fundamental changes to the information set
            forth  in  this  prospectus   which  would  require  us  to  file  a
            post-effective amendment, such as a material event;

      o     our trading shall not be suspended by the SEC or the OTCBB; and

      o the amount of the advance requested shall not result in Cornell Capital owning in excess of 9.9% of our outstanding common stock.

      In the event that Cornell Capital should fail to perform any of its obligations under the Standby Equity Distribution Agreement, then we are not obligated to issue shares thereunder.

      We cannot predict the actual number of shares of common stock that will be issued pursuant to the Standby Equity Distribution Agreement, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. For example, we would need to issue 33,333,333 shares of common stock in order to raise the maximum amount of $10,000,000 under the Standby Equity Distribution Agreement at a purchase price of $0.30.

      The following is an example of the amount of shares of our common stock issuable in connection with an advance of $200,000 under the Standby Equity Distribution Agreement, based on market prices 25%, 50% and 75% below the market price as of August 24, 2004 of $0.25:

            % Below market    Price Per Share  Discount of 2%             Number of Shares Issuable   Percentage of Stock*
           ------------------ ---------------- -------------------------- --------------------------- ------------------------
           25%                $.1875           $.1838                     1,088,435                   7.05%
           50%                $.1250           $.1225                     1,632,653                   10.21%
           75%                $.0625           $.0613                     3,265,306                   18.53%
           ------------------ ---------------- -------------------------- --------------------------- ------------------------

           *Based upon 14,360,088 shares of common stock outstanding.


      We are registering a total of 45,000,000 shares of common stock for the sale under the Standby Equity Distribution Agreement. The issuance of shares under the Standby Equity Distribution Agreement may result in a change of control. Up to 45,000,000 shares of common stock could be issued under the Standby Equity Distribution Agreement. If all or a significant block of these shares are held by one or more stockholders working together, then such stockholder or stockholders would have enough shares to assume control of us by electing its or their own directors. This could happen, for example, if Cornell Capital Partners sold the shares purchased under the Standby Equity Distribution Agreement to the same purchaser.

      Proceeds used under the Standby Equity Distribution Agreement will be used in the manner set forth in the "Use of Proceeds" section of this prospectus. We cannot predict the total amount of proceeds to be raised in this transaction because we have not determined the total amount of the advances we intend to draw.

      We expect to incur expenses of approximately $45,000 consisting primarily of professional fees incurred in connection with this registration. In addition, Cornell Capital Partners will retain 5% of each advance. In addition, we issued 40,000 shares of common stock to Newbridge Securities Corporation, a registered broker-dealer, as a placement agent fee.

           SAMPLE CONVERSION CALCULATION OF THE CONVERTIBLE DEBENTURE

      On June 15, 2004, we entered into a Securities Purchase Agreement whereby we issued $200,000 in convertible debentures to Cornell Capital Partners, L.P. of which $50,000 was received by us on June 15, 2004 and $150,000 was received by us on July 9, 2004. The debentures bear interest at 5%, mature three years from the date of issuance, and are convertible into our common stock, at the holder's option, at the lower of: (i) $.42; or eighty percent (80%) of the lowest volume weighted average price of the common stock for the five (5) trading days immediately preceding the conversion date. We are registering in this offering 3,750,000 shares of common stock underlying the debentures.

      The number of shares of common stock issuable upon conversion of the debentures is determined by dividing that portion of the principal of the debenture to be converted and interest, if any, by the conversion price. For example, assuming conversion of $200,000 of debentures on August 24, 2004, and a conversion price of $0.28 per share, the number of shares issuable upon conversion would be:

                        $200,000/$.20 = 1,000,000 shares

The following is an example of the amount of shares of our common stock that are issuable upon conversion of our convertible debentures (excluding accrued interest), based on market prices 25%, 50% and 75% below the market price as of August 18, 2004 of $0.25:

           % Below market     Price Per Share  With Discount of 20%   Number of Shares Issuable   Percentage of Stock*
           --------------     ---------------  --------------------   -------------------------   --------------------
                 25%                $.1875              $.15                   1,333,333               8.50%
                 50%                $.1250              $.10                   2,000,000              12.22%
                 75%                $.0625              $.05                   4,000,000              21.79%

           *Based upon 14,360,088 shares of common stock outstanding.

                              PLAN OF DISTRIBUTION

      The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. This registration statement does not cover sales by donees, pledgees, transferees or other successors-in-interest of Cornell Capital. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

      o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

      o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

      o an exchange distribution in accordance with the rules of the applicable exchange;

      o     privately-negotiated transactions;

      o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

      o     through the writing of options on the shares;

      o     a combination of any such methods of sale; and

      o     any other method permitted pursuant to applicable law.

      The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

      The  selling   stockholders   may  also  engage  puts,   calls  and  other
transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

      The selling stockholders may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

      We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

      The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

      The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

      We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders, may be required to make in respect of such liabilities.

      If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

      Upon execution of the Standby Equity Distribution Agreement, Newbridge Securities Corporation, Cornell Capital and our company, entered a Placement Agent Agreement whereby Newbridge Securities Corporation, as exclusive placement agent, agreed to review the terms of the Standby Equity Distribution Agreement and advise us with respect to those terms. Pursuant to this agreement, in consideration for Newbridge Securities Corporation providing its services to us, we agreed to issue Newbridge Securities Corporation 40,000 shares of common stock.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

      Our common stock is currently traded on the Over-The-Counter Bulletin Board under the symbol SCYI. For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

                                                    Fiscal 2004               Fiscal 2003                Fiscal 2002
                                             -------------------------- ------------------------- --------------------------
COMMON STOCK                                 High          Low          High         Low          High         Low)
-------------------------------------------- ------------- ------------ ------------ ------------ ------------ -------------
First Quarter                                $0.60         $0.25        $0.05        $0.02        --           --
Second Quarter                               $1.90         $0.55        $1.15        $0.05        --           --
Third Quarter                                --            --           $0.05        $0.05        --           --
Fourth Quarter                               --            --           $2.45        $0.05        --           --

      As of June 28, 2004, our shares of common stock were held by approximately 41 stockholders of record. We believe that the number of beneficial owners is substantially greater than the number of record holders because a significant portion of our outstanding common stock is held of record in broker "street names" for the benefit of individual investors. The transfer agent of our common stock is Pacific Stock Transfer, Inc. In connection with the Standby Equity Distribution Agreement and Securities Purchase Agreement between Cornell Capital Partners, L.P. and our Company, we engaged Continental Stock Transfer and Trust Company as co-transfer agent.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

      The following table shows information with respect to each equity compensation plan under which the Company's common stock is authorized for issuance as of the fiscal year ended December 31, 2003.

                                     EQUITY COMPENSATION PLAN INFORMATION
------------------------------------ ------------------------ ----------------------- ---------------------------
           Plan category              NUMBER OF SECURITIES       WEIGHTED AVERAGE        NUMBER OF SECURITIES
                                        TO BE ISSUED UPON       EXERCISE PRICE OF      REMAINING AVAILABLE FOR
                                           EXERCISE OF         OUTSTANDING OPTIONS,     FUTURE ISSUANCE UNDER
                                      OUTSTANDING OPTIONS,     WARRANTS AND RIGHTS    EQUITY COMPENSATION PLANS
                                       WARRANTS AND RIGHTS                              (EXCLUDING SECURITIES
                                                                                       REFLECTED IN COLUMN (A)
------------------------------------ ------------------------ ----------------------- ---------------------------
                                               (A)                    (B)                         (C)
------------------------------------ ------------------------ ----------------------- ---------------------------
EQUITY COMPENSATION PLANS APPROVED
BY SECURITY HOLDERS                            -0-                     -0-                       -0-
------------------------------------ ------------------------ ----------------------- ---------------------------
EQUITY COMPENSATION PLANS NOT
APPROVED BY SECURITY HOLDERS                   -0-                     -0-                       -0-
------------------------------------ ------------------------ ----------------------- ---------------------------
TOTAL                                          -0-                     -0-                       -0-
------------------------------------ ------------------------ ----------------------- ---------------------------

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                              OR PLAN OF OPERATION

FORWARD-LOOKING STATEMENTS

      The information in this registration statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This Act provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information about themselves so long as they identify these statements as forward looking and provide meaningful cautionary statements identifying important factors that could cause actual results to differ from the projected results. All statements other than statements of historical fact made in this registration statement are forward looking. In particular, the statements herein regarding industry prospects and future results of operations or financial position are forward-looking statements. Forward-looking statements reflect management's current expectations and are inherently uncertain. Our actual results may differ significantly from management's expectations.

      The following discussion and analysis should be read in conjunction with our financial statements and summary of selected financial data, included herewith. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment of our management.

GENERAL

      We are a consulting company formed to acquire controlling interests in or to participate in the creation of, and to provide financial, management and technical support to, development stage businesses. Our strategy is to integrate affiliated companies into a network and to actively develop the business strategies, operations and management teams of the affiliated entities.

      It is the intent of our board of directors to develop and exploit all business opportunities to increase efficiencies between companies with which we may invest in or consult. In addition, we may acquire companies to be held as wholly owned subsidiaries.

      We had one wholly owned subsidiary, Kemper Pressure Treated Forest Products, Inc. Kemper was engaged in the retail brokerage business of preservative treated lumber such as utility poles, bridge pilings, timber and guardrail posts. Kemper had one customer and as a result of limited revenue we elected to wind down Kemper's operations during the fourth quarter of 2003. We have changed our focus and growth efforts towards our consulting business and/or the acquisition of an operating development company.

      On November 10, 2003, we entered into a Letter of Intent with Tri State Metro- Territories, LLC (Tri-State) to acquire substantially all of the assets of Tri-State. Brian Sorrentino, a major shareholder of our company as well as an executive officer and director, is also the managing member in Tri State. Tri State is in the business of selling franchised hair coloring salon units under the name of "HCX the haircolorxperts". The assets being acquired by us include the exclusive rights to develop the franchise chain of "HCX Tri-State Metro Territories LLC" in the District of Columbia and Maryland area as well as the interest in the prototype HCX Salon located in Columbia, Maryland. On March 18, 2004, we entered into privately negotiated exchange agreements to exchange 355,000 restricted shares of our common stock for 8% of membership interests of Tri-State. Although it is our intent to acquire all the assets of Tri-State, the specific terms and the evaluations of the potential transaction have not yet been finalized and the pending audited financial statements of Tri-State are a requirement for completion of that transaction. The transaction is also subject to customary closing conditions, including but not limited to the receipt of all definitive documents, valuations, consents, and approvals. There can be no assurance as to whether or when the transaction will close.

THREE MONTHS ENDED JUNE 30, 2004 COMPARED TO THREE MONTHS ENDED JUNE 30, 2003

      For the three months ended June 30, 2004, our revenue decreased by $70 dollars to $0 for the quarter ended June 30, 2004. The decrease is primarily attributed to a reduction in consulting fees received from Tri-State.

      The General and Administrative Operating Expenses for the quarter ended June 30, 2004 increased from $10,745 for the quarter ended June 30, 2003 to $43,006 for the quarter ended June 30, 2004. Our total operating expenses increased from $10,745 at June 30, 2003 to $583,506 for the quarter ended June 30, 2004.

      The net loss for the quarter ended June 30, 2004 was $605,939 compared to net loss of $537 for the quarter ended June 30, 2003.

      Total current assets were $206,914 and total assets were $418,345 at June 30, 2004. Our total current liabilities were $749,058. Our total loss per share was $(0.05).

FISCAL YEAR ENDED DECEMBER 31, 2003 COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 2002

      For the year ended December 31, 2003, our revenue decreased by $9,305 to $3,420 from $12,725 for the year ended December 31, 2002. The decrease is primarily attributed to the winding down of our wholly owned subsidiary, Kemper Pressure Treated Forest Products, Inc.

      The General and Administrative Operating Expenses for the period ended December 31, 2003 increased by $178,954 to $215,492 from $36,538 for the period ending December 31, 2002. Our total operating expenses increases from $37,448 at December 31, 2002 to $1,222,830 for the fiscal year ended December 31, 2003. These increase are primarily attributed to the issuance of our common stock as consideration, valued at $1.00 per share, related to exploring acquisition candidates.

      The net loss for the year ended December 31, 2003 was $1,088,420 compared to net income of $21,306 for the year ended December 31, 2002. The primary reasons for the increase in the loss was due to the winding down of our subsidiary's wood business.

LIQUIDITY AND CAPITAL RESOURCES

      Total current assets at December 31, 2003 were $14.

      We have historically incurred losses. For the three months ended June 30, 2004, we had a net loss of $605,939. For the fiscal year ended December 31,
2003, we had a net loss of $1,088,420. On June 15, 2004, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, L.P. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $10,000,000. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners will pay 98% of the lowest volume weighted average price of the common stock during the five consecutive trading days immediately following the notice date. In addition, Cornell Capital Partners will retain 5% of each advance under the Standby Equity Distribution Agreement. For example, assuming that the 98% of lowest volume weighted average price of our common stock during the five consecutive trading days immediately following a notice date is $.245, if we request an advance in the amount of $200,000, Cornell Capital will be entitled to the following:

      o     $10,000, which represents the 5% commitment fee; and

      o 816,327 shares of our common stock, which is calculated by dividing $200,000 by $.245.

      Cornell Capital Partners is restricted from owing in excess of 9.9% of our outstanding common stock. In the event that Cornell Capital Partners is unable to sell shares of common stock that it acquires under the Standby Equity Distribution Agreement and its ownership equals 9.9% of the our outstanding, then we will not be able to draw down money under the Standby Distribution Agreement. Cornell Capital Partners is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. In addition, we engaged Newbridge Securities Corporation, a registered broker-dealer, to advise us in connection with the Standby Equity Distribution Agreement. For its services, Newbridge Securities Corporation received 40,000 shares of our common stock.

      On June 15, 2004, we entered into a Securities Purchase Agreement whereby we issued $200,000 in convertible debentures to Cornell Capital Partners, L.P. of which $50,000 was received by us on June 15, 2004 and $150,000 was received by us on July 9, 2004. The debentures bear interest at 5%, mature three years from the date of issuance, and are convertible into our common stock, at the holder's option, at the lower of: (i) $.42; or (ii) eighty percent (80%) of the lowest volume weighted average price of the common stock for the five (5) trading days immediately preceding the conversion date. The issuance of the convertible debenture has resulted in the creation of a liability. However, we believe, although we cannot provide guarantees, that the convertible debenture will be converted by Cornell Capital into shares of our common stock thereby not impacting our cash position. In the event that Cornell Capital does not convert the debenture to shares, then we will be required to repay the principal and interest on the debenture, which will have a negative impact on our liquidity.

      Our future revenues and profits, if any, will depend upon various factors, including the following:

      o whether we will be able to effectively evaluate the overall quality and industry expertise of potential acquisition candidates;

      o     whether we will have the funds to provide seed capital and mezzanine
            financing  to  brick-and-mortar,   e-commerce  and  Internet-related
            companies; and

      o whether we can develop and implement business models that will enable growth companies to develop.

We may not be able to effect any acquisitions of or investments in development stage companies if we are unable to secure sufficient funds to finance our proposed acquisitions costs. We expect that our current cash and cash equivalents will allow us to continue our current operation for six months. If we are unable to generate additional revenues or secure financings, we may be forced to cease or curtail operations.

      We intend for our management team to identify companies that are positioned to succeed and to assist those companies with financial, managerial and technical support. Over the next 12 months, we intend to increase revenue and gross profit margin by focusing and expanding its consulting services and seeking acquisition candidates. It is management's belief that potential acquisition targets can be better identified and assessed for risk if we first become involved with these candidates on a consulting capacity. Our strategy is to integrate affiliated companies into a network and to actively develop the business strategies, operations and management teams of the affiliated entities. We have recently decided to engage in the acquisition phase of our business plan. To that end, we expanded our relationship with HCX Tri-State Metro
Territories and on November 7, 2003 executed a Letter of Intent pursuant to which we will acquire substantially all of the assets of Tri State. Tri State is in the business of selling franchised hair coloring salon units under the name of "HCX the haircolorxperts".

      We do not foresee any significant changes in the number of our employees over the next twelve months except in the event we finalize our acquisition of the assets of Tri-State or complete any other acquisitions which would require us to hire additional employees related to that business.

      We have not paid dividends on our common stock, and intend to reinvest our earnings to support our working capital and expansion requirements. We intend to continue to utilize our earnings in the development and expansion of the business and do not expect to pay cash dividends in the foreseeable future. It is the belief of management that as we move toward an active trading status the ability to raise capital by stock issuance to effect our business plan is enhanced.

      We do not expect to sell any manufacturing facilities or significant equipment over the next twelve months except within the demands of potential acquisitions that we may pursue.

                             DESCRIPTION OF BUSINESS

BACKGROUND

We are a Delaware corporation. Kemper Pressure Treated Forest Products, Inc. is Mississippi corporation formed in 1987. On August 16, 1999, the shareholders of Kemper Pressure Treated Forest Products exchanged all their outstanding stock, 16,200,000 shares, on a one-for-one basis for shares of stock of Life2K.com, Inc., a Delaware corporation, which had been incorporated in Delaware on March 24, 1999 as Algonquin Acquisition Corporation and which had no operations, no revenues and one shareholder, TPG Capital Corporation. On August 12, 1999, in anticipation of the share exchange with Kemper Pressure Treated Forest Products, Inc., Algonquin Acquisition Corporation changed its name to Life2K.com, Inc. As a result of the share exchange, Kemper Pressure Treated Forest Products, Inc. became a wholly-owned subsidiary of Life2K.com, Inc.

On October 13, 2000, the shareholders of Life2K.com, Inc. exchanged all their outstanding stock for shares of our company which was named Generation Acquisition Corporation at such time. At the time of the exchange, the officers and directors of Life2K.com, Inc. became the officers and directors of Generation Acquisition Corporation. Simultaneously, Life2K.com, Inc. merged with and into Generation Acquisition Corporation and changed its name to SyndicationNet.com, Inc.

GENERAL

      We are a consulting company formed to acquire controlling interests in or to participate in the creation of, and to provide financial, management and technical support to, development stage business, e-commerce businesses and traditional brick-and-mortar businesses. We have no restrictions or limitations in terms of the type of industry that we intend to focus our activities on. We do not want to limit the scope of our potential target businesses. In evaluating whether to act as a consultant with a particular company and whether to invest in a specific company, our board of directors intends to apply a general analysis which would include, but be not limited to, the following

      o an evaluation of industry of a target company to determine the competition that exists in that particular industry;

      o an evaluation to determine if the target company has the products, services and skills to successfully compete in its industry;

      o     an evaluation of the target company's management skills; and

      o an evaluation of our equity position in a target company, if any, to review the extent, if any, that we will be able to exert influence over the direction and operations of the development stage company.

As a condition to any acquisition or development agreement, we intend to require representation on the company's board of directors to ensure our ability to provide active guidance to the company. The board of directors has the ultimate authority for any decision with regard to selecting which companies to consult with and in which companies we might make an investment.

      Our strategy is to integrate affiliated companies into a network and to actively develop the business strategies, operations and management teams of the affiliated entities. It is the intent of our board of directors to develop and exploit all business opportunities to increase efficiencies between companies with which we may invest in or consult. For example, if we are consulting with a marketing company, we may utilize that marketing company to provide services for other companies with which we consult with or invest. We may acquire companies to be held as wholly owned subsidiaries of our company.

Our board of directors believes that the financial evaluations of our company would be enhanced as a result of having diversified companies owned by our company. We anticipate that our role as a consultant to development stage companies may provide the opportunity for us to invest in such development stage companies, however, our services as a consultant will not be conditioned on us being allowed to invest in a company.

      We do not intend to identify potential acquisition, investment and consulting activities through the use of paid advertisements, phone solicitation or email solicitation, but intend to become aware of and identify potential acquisition, investment and consulting activities through the business contacts and networking of our officers and directors.

LETTER OF INTENT WITH TRI-STATE METRO TERRITORIES LLC

      On November 10, 2003, we entered into a Letter of Intent with Tri State Metro-Territories, LLC (Tri-State) to acquire substantially all of the assets of Tri-State. Brian Sorrentino, a major shareholder, director and an executive officer of our company, is also a 10% shareholder and managing member in Tri State. Additionally, Robert Green serves as a member of the Board of Director of Tri-State and is a member of Tri-State and a shareholder of our company. Mark Solomon, who serves as a member of our Board of Directors and is a shareholder of our company also is a member of Tri-State. Dale Hill, is a shareholder of our company and is also a member of Tri-State. Tri State is in the business of selling franchised hair coloring salon units under the name of "HCX the haircolorxperts". HCX, the parent franchisor, has currently sold 31 territories in 24 states representing 2,738 franchises committed to open over the next 7 to 10 years. The assets being negotiated by us include the exclusive rights to develop the franchise chain of "HCX Tri-State Metro Territories LLC" in the District of Columbia and Maryland area as well as the interest in the prototype HCX Salon located in Columbia Maryland. We believe that through the acquisition of the development rights from Tri-State, we have an opportunity to sell between seventy-five and one hundred HCX units over an estimated seven to ten years. On March 18, 2004, we entered into privately negotiated exchange agreements to exchange 355,000 restricted shares of its common stock for 8% of membership interests of Tri-State. Although it is our intent to acquire all the assets of Tri-State, the specific terms and the evaluations of the potential transaction have not yet been finalized and the pending audited financial statements of Tri-State are a requirement for completion of that transaction. The transaction is also subject to customary closing conditions, including but not limited to the receipt of all definitive documents, valuations, consents, and approvals. There can be no assurance as to whether or when the transaction will close.

THE MARKET

We believe that the effective achievement of the public status has provided access to the capital markets and the associated investment capital necessary to effect its declared intention to engage in the acquisition and merger elements of its business plan. As Internet-based network reliability, speed and security continue to improve, and as more businesses are connected to the Internet, traditional brick-and-mortar businesses are using the Internet to conduct e-commerce and to create new revenue opportunities by enhancing their interactions with new and existing customers. Businesses are also using the
Internet to increase efficiency in their operations through improved communications, both internally and with suppliers and other business partners.

Our management team believes that it can offer development stage companies strategic guidance regarding business model development, market positioning, management selection, day-to-day operational support and the introduction to investors that start-up companies often need to fulfill their business objectives by way of increased access to public equity markets.

MARKETING

Primarily through the marketing efforts of our executive officers, directors and consultants, we intend to locate B2B Internet-related companies and traditional brick-and-mortar businesses for which we will act as a general corporate consultant and we also intend to locate development stage companies as acquisition candidates. We do not intend to concentrate our efforts on any particular industry. Our management team hopes to take advantage of the resources of its directors, specifically in the areas of accounting, e-commerce, finance and politics, to enable us to consult with, acquire and integrate B2B e-commerce companies and traditional brick-and-mortar businesses. We intend to actively explore synergistic opportunities such as cross marketing efforts within the network of companies we will consult with or acquire.

STRATEGY AND OBJECTIVES - INVESTMENT AND DEVELOPMENT ACTIVITIES

      We believe that we can add value to development stage B2B e-commerce Internet-related companies and traditional brick and mortar businesses by providing seed-capital and we may take advantage of various potential business acquisition opportunities through the issuance of our securities. SyndicationNet believes we can further assist them in the following areas:

      o to develop and implement business models that capitalize on the Internet's ability to provide solutions to traditional companies;

      o to build a corporate infrastructure including a management team, a qualified sales and marketing department, information technology, finance and business development;

      o to assist them in their ability to manage rapid growth and flexibility to adopt to the changing Internet marketplace and technology;

      o to assist them in evaluating, structuring and negotiating joint ventures, strategic alliances, joint marketing agreements and other corporate transactions; and

      o to advise them in matters related to corporate finance, financial reporting and accounting operations.

      We believes that our management team is qualified to identify companies that are positioned to compete successfully in their respective industries. We intend to structure our acquisitions to permit the acquired company's management and key personnel to retain an equity stake in the company. We believe that we have the ability to complete acquisitions and investments quickly and efficiently. We intend that after acquiring an interest in a development company, it will participate in follow-on financing if needed. We have no proposed activities related to the offering of securities of any other company.

MANAGEMENT AND CONSULTING ACTIVITIES

      In evaluating whether to act as a consultant with a particular company, we intend to apply an analysis which includes, but is not limited to, the following factors:

      o industry evaluation to determine inefficiencies that may be alleviated through Internet or e-commerce use and will evaluate the profit potential, the size of the market opportunity and the competition that exists for that particular industry;

      o target company evaluation to determine if the target company has the products, services and skills to become successful in its industry;

      o overall quality and industry expertise evaluation of a potential acquisition candidate in deciding whether to acquire a target company. If the target company's management skills are lacking, a determination will be made as to whether a restructuring of its corporate infrastructure is feasible and, if done so, whether it would be successful;

      o evaluation of our equity position in a target company and extent that we will be able to exert influence over the direction and operations of the development stage company; and

      o as a condition to any acquisition or development agreement, we intend to require representation on the company's board of directors to ensure our ability to provide active guidance to the acquired company.

COMPETITION

      The market to acquire interests in development stage growth companies, Internet or brick-and-mortar, is highly competitive. Many of our competitors may have more experience identifying and acquiring equity interests in development stage companies and have greater financial, research and management resources than our company. In addition, we may encounter substantial competition from new market entrants. Some of our current and future competitors may be significantly larger and have greater name recognition than our company. Many investment oriented entities have significant financial resources which may be more attractive to entrepreneurs of development stage companies than obtaining our consulting, management skills and networking services. We may not be able to compete effectively against such competitors in the future.

EMPLOYEES

      Other than our officers, as of March 31, 2004, we had no employees other than one consultant. our success depends to a large extent upon the continued services of our officers and directors. The loss of such personnel could have a material adverse effect on our business and our results of operations.

DESCRIPTION OF PROPERTY

We are headquartered in 1250 24th Street, NW, Suite 300 Washington, D.C. 20037. We pay $300 per month to rent this office space. We project that such office space should be sufficient for their anticipated needs for the foreseeable future. Our telephone number is 202-467-2788 and its fax number is 301-528-4238.

LEGAL PROCEEDINGS

      Other than the information stated below, we are not a party to any litigation and management has no knowledge of any threatened or pending litigation against it.

      On November 26, 2001, Barry Pope ("Pope"), individually and as a shareholder of Worldwide Forest Products, Inc. ("Worldwide") commenced an action against Brian Sorrentino, Dale Hill, Worldwide Forest Products, Inc., Kemper Pressure Treated Forest Products, Inc., Life2k.com, Inc., Algonquin Acquisition Corp., Generation Acquisition Corp., SyndicationNet.com, Inc., Castle Securities Corporation and John Does 1-5, in the Circuit Court of Madison County, Mississippi. In such action, Pope claims that stock he owned and commissions owed to him by Worldwide should have been converted into shares of the common stock of our company.

      Worldwide was a corporation organized under the laws of the State of Mississippi that operated as a wood treatment company that worked exclusively with creosite, a wood treatment chemical, for utility wood poles and products. In 1997 the corporate charter of Worldwide expired and Worldwide no longer conducts operations. Brian Sorrentino, an officer and director and a shareholder of our company, was the chairman of the board, chief financial officer and majority shareholder of Kemper and was also the chairman of the board, chief financial officer and beneficial majority shareholder of Worldwide Forest Products, Inc. In 1996, Pope entered into a consent order settlement with Worldwide arising from claims brought by Pope against the former President of Worldwide, David Wise, and Worldwide. Pursuant to such settlement, on November 8, 1996, Pope received 30,000 shares of Worldwide common stock and received warrants, exercisable at $1.00 per share, to purchase 200,000 shares of Worldwide common stock.

      Worldwide never completed an initial public offering and, as such, Pope alleges losses equal to the value of his Worldwide shares had Worldwide completed a public offering, had such shares traded at a minimum of $5.00 per share and had Pope been able to sell his securities equal to or in excess of $5.00. Pope further alleges that certain defendants guaranteed the obligations of Worldwide in the amount of $2,060,000 and alleges that all shareholders of Worldwide were provided an opportunity by Worldwide to convert shares of Worldwide common stock into shares of common stock of our company.

      Finally, Pope alleges that Brian Sorrentino orally guaranteed payment to Pope in the amount of $200,000 representing commissions to be paid to Pope if and when Pope provided a $2,000,000 loan for Worldwide which loan was never effected. Pope is seeking compensatory and punitive damages in an amount to be determined at trial, plus an award of reasonable costs, attorneys' fees and expenses, pre-judgement and post-judgement interest, and any other relief to which Pope may be entitled.

      On May 2, 2002, the Circuit Court of Madison County, Mississippi, granted the plaintiff's counsel motion to withdraw as counsel for the plaintiff. As of March 2004, we continue to pursue discovery proceedings with plaintiff's newly engaged counsel. We believe that Pope's claim is without merit and we have engaged counsel to vigorously defend against the action.

      Cassidy and Associates, PA, our former counsel, filed a statement of claim against us with the American Arbitration Association. The claimant claims breach of contract and is seeking damages in the amount of $35,000.

                                   MANAGEMENT


DIRECTORS AND EXECUTIVE OFFICERS

Name                     Age         Position
------------------- ------------- ---------------------------------

Brian Sorrentino         46          Chief Executive Officer
                                     and Director

Cynthia White            33          Chief Financial Officer

Mark  Solomon            46          President and Director

Howard  B.  Siegel       58          Director


Our directors have been elected to serve until the next annual meeting of the stockholders of our company and until their respective successors have been elected and qualified or until death, resignation, removal or disqualification. Vacancies in the existing Board are filled by a majority vote of the remaining directors on the Board. Our executive officers are appointed by and serve at the discretion of the Board.

Brian Sorrentino, 46, serves as our CEO and as a director. Mr. Sorrentino has worked in the securities industry since 1986 and has been licensed series 6, 7, and 24. In 1993, he started Source Management Services, a consulting company. Mr. Sorrentino has specialized in mergers and acquisitions and contract negotiations with regard to those efforts. Since August 2000, Mr. Sorrentino has served as the CEO and development agent of Tri-State Metro Territories LLC. Tri State is in the business of selling franchised hair coloring salon units under the name of "HCX the haircolorxperts" which include the exclusive rights to develop the franchise chain of "HCX" in the District of Columbia and Maryland area.

MARK SOLOMON, ESQ. has served as Chairman of the Board of Directors of our company since August 1999. Mr. Solomon received a Bachelor of Science Degree from Nova University in 1976 and received his Juris Doctor from Nova University Law School in 1979. For at least the last five years Mr. Solomon has been a practicing attorney for Mark Solomon, P.A., located in Florida, specializing in criminal law.

CYNTHIA WHITE has served as the Chief Financial Officer of our company since August 1999. Since October 1991, Ms. White has owned The Accelerated Group, Inc., an accounting firm located in Florida which specializes in corporate and individual taxes, audits, financial reporting and business consultation. From 1992 to 1993, Ms. White also served as the Comptroller for Optoelectronics, Inc. and prior to that she served as an accountant for Florida Business Services, Inc. and the accounting firm of James and Surman, CPA. In 1992, Ms. White received her B.A. from Florida Atlantic University with a major in accounting. Ms. White also serves as the treasurer for the Boca Raton Society for the Disabled, Inc.

HOWARD S. SIEGEL has served as a director of our company since August 1999. Mr. Siegel received his Juris Doctor in 1969 from St. Mary's University Law School. Since 1969, Mr. Siegel has been a practicing attorney. For the past five years, Mr. Siegel has worked with the law office of Yuen & Associates, located in Houston, Texas. Prior to working for Yuen & Associates, Mr. Siegel was employed with the Internal Revenue Service, Tenneco, Inc., Superior Oil Company and
Braswell & Paterson. Mr. Siegel serves as a director of Golden Triangle Industries, Inc. (GTII), a public company traded on the Nasdaq exchange, and serves as a director for Signature Motor Cars, Inc, a privately-held company.

DIRECTOR COMPENSATION

      Directors receive an annual issuance of 20,000 shares of our common stock for serving as directors and are repaid for their expenses incurred for serving as directors.

      We pay accounting fees to the Accelerated Group, Inc., a private accounting firm owned by Cynthia White, our Chief Financial Officer. We believe that we have paid less than $12,000 annually for the past three years as compensation for such accounting services.

AUDIT COMMITTEE

      The Board of Directors does not have a Compensation, Audit or Nominating Committee, and the usual functions of such committees are performed by the entire Board of Directors. The board of directors have determined that at present we do not have an audit committee financial expert. The Board believes that the members of the Board of Directors are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. In addition, we have been seeking and continue to seek an appropriate individual to serve on the Board of Directors and the Audit Committee who will meet the requirements necessary to be an independent financial expert.

CODE OF ETHICS

      We have adopted a Code of Ethics and Business Conduct for Officers, Directors and Employees that applies to all of our officers, directors and employees.


                             EXECUTIVE COMPENSATION

                                   Long-Term Compensation
                                   -----------------------------

          Annual  Compensation      Awards     Payouts
           -------------------      ------     -------
Name  and                            Restricted
Principal                            Stock
Position(s)        Year   Salary($)  Bonus($)  Other($)   Awards(#shares)
                                             Compensation
---------------------------------------------------------------------------
Wayne Hartke       2003        --      --         --          91,000
                   2002        --      --         --          20,000
                   2001        --      --         --          20,000


      We do not have any long term compensation plans or stock option plans.

EMPLOYMENT AGREEMENTS

      We have not entered into employment agreements with any of our officers or employees.

FAMILY RELATIONSHIPS

      Currently there are no family relationships among our directors, executive officers or other persons nominated or chosen to become officers or executive officers.

EXECUTIVE EMPLOYMENT AGREEMENTS

      To date, we have not entered into any employment agreements with our executive officers.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In 1999, we borrowed an aggregate of $105,000 from Brian Sorrentino, an executive officer, director and shareholder. We executed a promissory note for the loan amount at an interest rate of 12% per annum. The loan, which was due March 3, 2000, has not been paid as of the date of this filing. In the fiscal year ended December 31, 2003, Mr. Sorrentino loaned an additional $4,100 to the Company so that the aggregate amount due to Mr. Sorrentino is $113,100.

      The controlling person and founder of our company was James M. Cassidy. At the time of the exchange of stock with Life2K.com, Inc., we had 5,000,000 shares of our common stock outstanding all of which were redeemed and cancelled except 250,000 retained by TPG Capital Corporation, a corporation controlled by James Cassidy. As part of the transactions we agreed to pay TPG Capital Corporation an aggregate of $100,000 for its consulting services of which $65,000 has been paid. In 2004, as a result of a dispute regarding the services rendered by TPG Capital Corporation, we instructed our transfer agent to cancel the 250,000 outstanding shares.

      We pay accounting fees to the Accelerated Group, Inc., a private accounting firm owned by Cynthia White, our Chief Financial Officer. We believe that we have paid less than $12,000 annually for the past three years as compensation for such accounting services.

      On November 10, 2003, we entered into a Letter of Intent with Tri State Metro- Territories, LLC (Tri-State) to acquire substantially all of the assets of Tri-State. Brian Sorrentino, a major shareholder of our company as well as an executive officer and director, is also the managing member in Tri State. Tri State is in the business of selling franchised hair coloring salon units under the name of "HCX the haircolorxperts". The assets being acquired by us include the exclusive rights to develop the franchise chain of "HCX Tri-State Metro Territories LLC" in the District of Columbia and Maryland area as well as the interest in the prototype HCX Salon located in Columbia, Maryland. On March 18, 2004, the Company entered into privately negotiated exchange agreements to exchange 355,000 restricted shares of our common stock for 8% of membership interests of Tri-State. Although it is our intent to acquire all the assets of Tri-State, the specific terms and the evaluations of the potential transaction have not yet been finalized and the pending audited financial statements of Tri-State are a requirement for completion of that transaction. The transaction is also subject to customary closing conditions, including but not limited to the receipt of all definitive documents, valuations, consents, and approvals. There can be no assurance as to whether or when the transaction will close.

      Until June 2004, we had a corporate services consulting agreement with Source Management Services ("Source Management"). Brian Sorrentino, a significant shareholder and an executive officer and director, is the president and sole director and shareholder of Source Management. Pursuant to this agreement we compensated Source Management at the rate of $150 per hour. In addition, we issued 571,000 shares of common stock to Source Management as a bonus.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information regarding the beneficial ownership of our common stock as of August 24, 2004. The information in this table provides the ownership information for:

      o each person known by us to be the beneficial owner of more than 5% of our common stock;

      o     each of our directors;

      o     each of our executive officers; and

      o     our executive officers and directors as a group.

      Beneficial ownership has been determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them.

                                                                               Common Stock                  Percentage of
         Name of Beneficial Owner                    Title                Beneficially Owned (1)            Common Stock (1)
         ----------------------------------- ----------------------- --------------------------------- ---------------------------
         Cynthia  White                        CFO                                 20,000                          *
         1250 24th Street, NW
         Suite 300
         Washington, D.C. 20037

         Mark  Solomon                         President and Director               94,000                         *
         901  South  Federal  Highway
         Fort  Lauderdale,  Florida
         22216

         Howard  B.  Siegel                    Director                             20,000                         *
         15902  South  Barker  Landing
         Houston,  Texas  77079

         Brian  Sorrentino                     CEO and Director                4,110,262                           28.62%
         PO  Box  484
         Damascus,  MD  20872

         Dale  Hill                                                            5,097,168                           35.49%
         5056  West  grove  Drive
         Dallas,  Texas  75248

         Cornell Capital Partners, L.P.                                        1,421,648 (2)                       9.99%
         101 Hudson Street, Suite 3700
         Jersey City, NJ  07303

         All Directors and Executive
         Officers as a Group (5)                                               4,244,262                           29.41%

* Less than 1%.

(1) Applicable percentage ownership is based on 14,360,088 shares of common stock outstanding as ofAugust 24, 2004, together with securities exercisable or convertible into shares of common stock within 60 days of August 24, 2004 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of August 24, 2004 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) Represents shares issuable upon conversion of a convertible debenture in the amount of $200,000 up to the maximum permitted ownership under the Standby Equity Distribution Agreement of 9.9% of our outstanding common stock.

As Cornell Capital coverts its convertible debenture or receives shares of common stock pursuant to the Standby Equty Distribution Agreement and resells these shares into the market, the combined percentage ownership of the officers and directors, which is currently approximately 29% will be reduced, which will impact their ability to influence the shareholder voting of our company. In addition, this may result in a change in control of our company.


                            DESCRIPTION OF SECURITIES

      The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation, with amendments, all of which have been filed as exhibits to our registration statement of which this prospectus is a part.

DIVIDEND POLICY

      We have not had any earnings or profits and have not paid any dividends. Our proposed operations are capital intensive and we need working capital. Therefore, we will be required to reinvest any future earnings in our Company's operations. Our Board of Directors has no present intention of declaring any cash dividends, as we expect to re-invest all profits in the business for additional working capital for continuity and growth. The future declaration and payment of dividends will be determined by our Board of Directors after considering the conditions then existing, including the our earnings, financial condition, capital requirements, and other factors.

CAPITAL STRUCTURE

      Our authorized capital consists of 100,000,000 shares of common stock, par value $.0001 per share and $20,000,000 shares of preferred stock, par value $.0001 per share. As of July 1, 2004, we had 14,360,088 shares of common stock outstanding. Stockholders: (i) have general ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors; (ii) are entitled to share ratably in all assets of the Company available for distribution to stockholders upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights, nor are there any redemption or sinking fund provisions applicable thereto; and (iv) are entitled to one vote per share on all matters on which stockholders may vote at all shareholder meetings.

      The common stock does not have cumulative voting rights, which means that the holders of more than fifty percent of the common stock voting for election of directors can elect one hundred percent of the directors of the Company if they choose to do so. The Company, which has had no earnings, has not paid any dividends on its common stock and it is not anticipated that any dividends will be paid in the foreseeable future.

CONVERTIBLE DEBENTURE FINANCING

      To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with Cornell Capital Partners on June 15, 2004 for the sale of $200,000 in convertible debentures. The debentures issued pursuant to the June 2004 Securities Purchase Agreement bear interest at 5%, mature three years from the date of issuance, and are convertible into our common stock, at the holder's option, at the lower of the following:

      o     $.42; or

      o eighty percent (80%) of the lowest volume weighted average price of the common stock for the five (5) trading days immediately preceding the conversion date.

The full principal amount of the convertible debentures is due upon default under the terms of convertible debentures. We are obligated to file a registration statement for the resale of the conversion shares issuable upon conversion of the debentures under the Securities Act of 1933, as amended, no later than thirty (30) days from June 15, 2004. The convertible debenture is secured by all of our assets. At our option, we have the right to redeem, with three business days advance written notice, a portion or all outstanding convertible debenture. The redemption price is 120% of the amount redeemed plus accrued interest. In the event we exercise a redemption of either all or a portion the convertible debenture, Cornell Capital shall receive a warrant to purchase 50,000 shares of our common stock for every $100,000 redeemed, pro rata. Such warrant is exercisable on a "cash basis"

      We are required to reserve and keep available out of our authorized but unissued shares of common stock, solely for the purpose of effecting the conversion of the debenture, such number of shares of common stock as shall from time to time be sufficient to effect such conversion. If at any time we do not have a sufficient number of conversion shares authorized and available, then we are required to call and hold a special meeting of our stockholders within 60 days of that time for the sole purpose of increasing the number of authorized shares of common stock.

      Except for the Standby Equity Distribution Agreement, so long as the convertible debenture remains unpaid and unconverted, we are restricted, without the prior consent of Cornell Capital, from the following

      o issuing or selling any common stock or preferred stock without consideration or for a consideration per share less than its fair market value determined immediately prior to its issuance;

      o issuing or selling any securities or instrument granting the holder thereof the right to acquire common stock without consideration or for a consideration per share less than the fair market value determined immediately prior to its issuance,

      o enter into any security instrument granting the holder a security interest in any of our assets; or

      o file any registration statement on Form S-8 unless for a bonafide employee stock option plan for no more than 1,500,000 shares of common stock adopted by our Board of Directors or securities issued in connection with an acquisition of a subsidiary, which such securities shall not be issued together with registration rights without the prior written consent of Cornell Capital.

STANDBY EQUITY DISTRIBUTION FINANCING

      On June 15, 2004, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to the investor shares of common stock for a total purchase price of up to $10,000,000. For each share of common stock purchased under the Standby Equity Distribution Agreement, the investor will pay 98% of the lowest volume weighted average price of the common stock during the five consecutive trading days immediately following the notice date. In addition, Cornell Capital Partners will retain 5% of each advance under the Standby Equity Distribution Agreement. For example, assuming that the 98% of lowest volume weighted average price of our common stock during the five consecutive trading days immediately following a notice date is $.245, if we request an advance in the amount of $200,000, Cornell Capital will be entitled to the following:

      o     $10,000, which represents the 5% commitment fee; and

      o 816,327 shares of our common stock, which is calculated by dividing $200,000 by $.245.

      The investor, Cornell Capital Partners, L.P. is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. Cornell Capital Partners is restricted from owing in excess of 9.9% of our outstanding common stock. In the event that Cornell Capital Partners is unable to sell shares of common stock that it acquires under the Standby Equity Distribution Agreement and its ownership equals 9.9% of the our outstanding, then we will not be able to draw down money under the Standby Distribution Agreement. In addition, we engaged Newbridge Securities
Corporation, a registered broker-dealer, to advise us in connection with the Standby Equity Distribution Agreement. For its services, Newbridge Securities Corporation received 40,000 shares of our common stock. We are obligated to prepare and file with the Securities and Exchange Commission a registration statement to register the resale of the shares issued under the Standby Equity Distribution Agreement prior to the first sale to the investor of our common stock.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      Our Articles of Incorporation, as amended and restated, provide to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended and restated, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

      Our By Laws also provide that the Board of Directors may also authorize the company to indemnify our employees or agents, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to our directors and officers. As of the date of this Registration Statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                                  LEGAL MATTERS

            The validity of the shares of common stock being offered hereby will be passed upon for us by Sichenzia Ross Friedman Ference LLP, New York, New York.

                                     EXPERTS

      Our financial statements at December 31, 2003 and 2002, appearing in this prospectus and registration statement have been audited by HJ & Associates, LLC, independent certified public accountants, as set forth on their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                              AVAILABLE INFORMATION

      We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Syndication Net.com, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

      We  are  subject  to the  informational  requirements  of  the  Securities
Exchange Act of 1934, as amended, which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected by public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

                    SYNDICATION NET.COM, INC. AND SUBSIDIARY
                          (A Development Stage Company)

                        CONSOLIDATED FINANCIAL STATEMENTS

                       JUNE 30, 2004 AND DECEMBER 31, 2003

                    SYNDICATION NET. COM, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                           June 30,       December 31,
                                             2004             2003
                                      ---------------   ---------------
                                         (Unaudited)

CURRENT ASSETS

Cash                                  $         7,703   $            14
Notes receivable - related party              190,000                --
Interest receivable - related party             9,211                --
                                      ---------------   ---------------

Total Current Assets                          206,914                14
                                      ---------------   ---------------

OTHER ASSETS

Investment (Note 4)                           211,431                --
                                      ---------------   ---------------

Total Other Assets                            211,431                --
                                      ---------------   ---------------

TOTAL ASSETS                          $       418,345   $            14
                                      ===============   ===============


The accompanying notes are an integral part of these consolidated financial statements.

                    SYNDICATION NET. COM, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                     CONSOLIDATED BALANCE SHEETS (CONTINUED)

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable                                         $   317,187    $   306,008
Accounts payable-related party                                 1,500          1,000
Note payable - related party                                 109,000        113,100
Interest payable - related party                              28,117         32,965
Note payable                                                 200,500         30,000
Interest payable                                              12,504          5,295
Convertible debenture                                         50,000             --
Interest payable - convertible debenture                       1,250             --
Accrued directors fees                                        29,000         12,000
                                                         -----------    -----------

Total Current Liabilities                                    749,058        500,368
                                                         -----------    -----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY (DEFICIT)

Preferred stock: 20,000,000 shares authorized of
$0.0001 par value, no shares issued and outstanding               --             --
Common stock: 100,000,000 shares authorized of $0.0001
par value, 14,360,088 and 12,075,088 shares issued and
outstanding, respectively                                      1,436          1,207
Additional paid-in capital                                 3,033,980      2,021,958
Deferred fees                                               (403,000)      (292,000)
Deficit accumulated prior to the development stage        (2,231,519)    (2,231,519)
Deficit accumulated during the development stage            (731,610)            --
                                                         -----------    -----------

Total Stockholders' Equity (Deficit)                        (330,713)      (500,354)
                                                         -----------    -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
(DEFICIT)                                                $   418,345    $        14
                                                         ===========    ===========

The accompanying notes are an integral part of these consolidated financial statements.

                    SYNDICATION NET. COM, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                                                                                    From inception
                                                                                                                       of the
                                                                                                                     Development
                                      For the Three Months Ended               For the Six Months Ended                stage on
                                               June 30,                                June 30,                    January 1, 2004
                                 -----------------------------------   --------------------------------------          through
                                        2004               2003               2004                 2003             June 30, 2004
                                -----------------   ----------------   ------------------   ------------------   -----------------
CONSULTING REVENUE              $              --   $             70   $               --   $            1,820   $              --
                                -----------------   ----------------   ------------------   ------------------   -----------------

OPERATING EXPENSES

General and administrative                 43,006             10,745              163,054               12,675             163,054
Consulting                                540,500                 --              540,500              539,788             540,500
                                -----------------   ----------------   ------------------   ------------------   -----------------

Total Operating Expenses                  583,506             10,745              703,554              552,463             703,554
                                -----------------   ----------------   ------------------   ------------------   -----------------

OPERATING LOSS                           (583,506)           (10,675)            (703,554)            (550,643)           (703,554)
                                -----------------   ----------------   ------------------   ------------------   -----------------

OTHER (EXPENSES)

Interest income                             4,287                 --                4,425                   --               4,425
Interest expense                          (26,720)            (3,270)             (32,481)              (6,540)            (32,481)
                                -----------------   ----------------   ------------------   ------------------   -----------------

Total Other (Expenses)                    (22,433)            (3,270)             (28,056)              (6,540)            (28,056)
                                -----------------   ----------------   ------------------   ------------------   -----------------

LOSS BEFORE INCOME TAXES
AND DISCONTINUED
OPERATIONS                               (605,939)           (13,945)            (731,610)            (557,183)           (731,610)
                                -----------------   ----------------   ------------------   ------------------   -----------------

INCOME TAX EXPENSE                             --                 --                   --                   --                  --
                                -----------------   ----------------   ------------------   ------------------   -----------------

LOSS BEFORE DISCONTINUED
OPERATIONS                               (605,939)           (13,945)            (731,610)            (557,183)           (731,610)
                                -----------------   ----------------   ------------------   ------------------   -----------------

Income from discontinued
operations                                     --             14,482                   --               27,970                  --
                                -----------------   ----------------   ------------------   ------------------   -----------------

Total income from
discontinued operations                        --             14,482                   --               27,970                  --
                                -----------------   ----------------   ------------------   ------------------   -----------------

NET INCOME (LOSS)               $        (605,939)  $            537   $         (731,610)  $         (529,213)  $        (731,610)
                                =================   ================   ------------------   ==================   =================

BASIC AND LOSS PER SHARE

Loss before discontinued
operations                      $           (0.05)  $          (0.00)  $            (0.06)  $            (0.05)
Income from discontinued
operations                                   0.00               0.00                 0.00                 0.00
                                -----------------   ----------------   ------------------   ------------------

Total Income (Loss) Per Share   $           (0.05)  $           0.00   $            (0.06)  $            (0.05)
                                =================   ================   ==================   ==================

WEIGHTED AVERAGE
NUMBER OF SHARES
OUTSTANDING                            13,184,264         10,781,750           12,688,192           10,781,750
                                =================   ================   ==================   ==================

The accompanying notes are an integral part of these consolidated financial statements.

                    SYNDICATION NET. COM, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                                  Common Stock           Additional
                                                          ----------------------------     Paid-In       Deferred      Accumulated
                                                             Shares          Amount        Capital         Fees          Deficit
                                                          -------------  -------------  ------------   -------------  -------------
Balance, December 31, 2002                                   10,795,750  $       1,079  $    805,748   $          --  $  (1,143,099)

Common stock issued for services at $1.00 per share              50,000              5        49,995         (50,000)            --

Common stock issued for services at $1.00 per share             250,000             25       249,975              --             --

Common stock issued for cash at $0.10 per share to
  related parties                                                70,000              7         6,993              --             --

Common stock issued for debt and services at $1.00
  per share to a related party                                  571,338             57       571,281              --             --

Common stock issued for services at $1.00 per share
  to related parties                                            108,000             11       107,989              --             --

Common stock issued for services at $1.00 per share
  to related parties                                             70,000              7        69,993              --             --

Common stock issued for services at $1.00 per share             410,000             41       409,959        (242,000)            --

Common stock canceled for services  at $1.00 per share         (250,000)           (25)     (249,975)             --             --

Net loss for the year ended December 31, 2003                        --             --            --              --     (1,088,420)
                                                          -------------  -------------  ------------   -------------  -------------

Balance, December 31, 2003                                   12,075,088          1,207     2,021,958        (292,000)    (2,231,519)

Common stock issued for cash at $1.00 per share on
  February 16,  2004 (unaudited)                                 50,000              5        49,995              --             --

Common stock issued for deferred fees at $0.80 per share
  on February 16, 2004 (unaudited)                               30,000              3        23,997         (24,000)            --

Common stock issued for assets at $0.90 per share on
  February 28, 2004 (unaudited)                                 120,000             12       107,988              --             --

Common stock issued for assets at $0.65 per share on
  March 17, 2004 (unaudited)                                    160,000             16       103,984              --             --

Common stock issued for assets at $0.65 per share on
  March 17, 2004 (unaudited)                                     15,000              2         9,749              --             --

Common stock issued for assets at $0.65 per share on
  March 17, 2004 (unaudited)                                     60,000              6        38,994              --             --

Common stock issued for deferred fees at $0.40 per share
   on May 18, 2004 (unaudited)                                  600,000             60       239,940        (240,000)            --

Common stock issued for services at $0.35 per share
   on June 1, 2004 (unaudited)                                1,200,000            120       419,880              --             --

Common stock issued for additional interest on default on
   note payable at $0.35 per share (unaudited)                   50,000              5        17,495              --             --

Amortization of deferred fees (unaudited)                            --             --            --         153,000             --
                                                          -------------  -------------  ------------   -------------  -------------

Balance forward                                              14,360,088  $       1,436  $  3,033,980   $    (403,000) $  (2,231,519)
                                                          -------------  -------------  ------------   -------------  -------------

The accompanying notes are an integral part of these consolidated financial statements.

                    SYNDICATION NET. COM, INC. AND SUBSIDIARY
                          (A Development Stage Company)
      CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) (CONTINUED)

                                                           Common Stock           Additional
                                                   ---------------------------     Paid-In        Deferred     Accumulated
                                                      Shares         Amount        Capital          Fees           Deficit
                                                   ------------   ------------   ------------   ------------   ------------
Balance forward                                      14,360,088   $      1,436   $  3,033,980      $(403,00)   $ (2,231,519)

Net loss for the six months ended June 30, 2004
(unaudited)                                                  --             --             --             --       (731,610)
                                                   ------------   ------------   ------------   ------------   ------------
Balance, June 30, 2004 (unaudited)                   14,360,088   $      1,436   $  3,033,980   $   (403,000)  $ (2,963,129)
                                                   ============   ============   ============   ============   ============

Deficit accumulated prior to development stage                                                                 $ (2,231,519)
Deficit accumulated during the development stage                                                                   (731,610)
                                                                                                               ------------

Accumulated deficit                                                                                            $ (2,963,129)
                                                                                                               ============

The accompanying notes are an integral part of these consolidated financial statements.

                    SYNDICATION NET. COM, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                                                            From Inception
                                                                                                                of the
                                                                                                             Development
                                                                         For the Six Months Ended             Stage on
                                                                                  June 30,                 January 1, 2004
                                                                     ----------------------------------        Through
                                                                           2004               2003           June 30, 2004
                                                                     ---------------    ---------------    ---------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net Loss                                                          $      (731,610)   $      (529,213)   $      (731,610)
   Adjustments to reconcile net loss to net cash
    provided (used) in operating activities:
     Common stock issued for service                                         437,500                 --            437,500
     Amortization of deferred fees                                           153,000                 --            153,000
   Changes in operating assets and liabilities:
     (Increase) in interest receivable - related party                        (2,391)                --             (2,391)
     (Increase) in accounts receivable                                            --           (577,773)                --
     Increase in accounts payable - related party                                500                 --                500
     Increase (decrease) in accounts payable                                  11,179          1,094,524             11,179
     Increase in accrued expenses                                             25,459             12,540             25,459
     Increase in accrued expenses - related party                             (4,848)                --             (4,848)
                                                                     ---------------    ---------------    ---------------

       Net Cash Provided (Used) in Operating
         Activities                                                         (111,211)                78           (111,211)
                                                                     ---------------    ---------------    ---------------

CASH FLOWS FROM INVESTING ACTIVITIES
     Increase in investments                                                 (52,500)                --            (52,500)
                                                                     ---------------    ---------------    ---------------

       Net Cash Used in Investing Activities                                 (52,500)                --            (52,500)
                                                                     ---------------    ---------------    ---------------

CASH FLOWS FROM FINANCING ACTIVITIES
     Stock issued for cash                                                    50,000                 --             50,000
     Increase in notes payable                                               190,500                 --            190,500
     Payments on notes payable                                               (20,000)                --            (20,000)
     Increase in notes payable - related party                                 9,500                 --              9,500
     Payments on notes payable - related party                               (13,600)                --            (13,600)
     Increase in convertible debenture                                        50,000                 --             50,000
     Increase in notes receivable - related party                            (95,000)                --            (95,000)
                                                                     ---------------    ---------------    ---------------

       Net Cash Provided by Financing Activities                             171,400                 --            171,400
                                                                     ---------------    ---------------    ---------------

NET INCREASE IN CASH                                                           7,689                 78              7,689

CASH, BEGINNING OF PERIOD                                                         14                 31                 14
                                                                     ---------------    ---------------    ---------------

CASH, END OF PERIOD                                                  $         7,703    $           109    $         7,703
                                                                     ===============    ===============    ===============

The accompanying notes are an integral part of these consolidated financial statements.

                    SYNDICATION NET. COM, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                                   (Unaudited)

                                                                                        From Inception
                                                                                            of the
                                                                                          Development
                                                      For the Six Months Ended             Stage on
                                                               June 30,                January 1, 2004
                                                  --------------------------------         Through
                                                        2004              2003         June 30, 2004
                                                  ---------------   ---------------   ---------------
SUPPLEMENTAL CASH FLOW INFORMATION
Cash Payments For:
   Income taxes                                   $            --   $            --   $            --
   Interest                                       $        11,370         $-          $        11,370

Non-Cash Financing Activities
   Common stock issued for deferred fees          $       264,000   $        50,000   $       264,000
   Common stock issued for services               $       437,500   $            --   $       437,500


The accompanying notes are an integral part of these consolidated financial statements.

                    SYNDICATION NET. COM, INC. AND SUBSIDIARY
                          (A Development Stage Company)

Notes to the  Consolidated  Financial  Statements June 30, 2004 and December 31,
2003

NOTE 1 - BASIS OF FINANCIAL STATEMENT PRESENTATION

The accompanying unaudited consolidated financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been or omitted in accordance with such rules and regulations. The information furnished in the interim consolidated financial statements include normal recurring adjustments and reflects all adjustments, which, in the opinion of management, are necessary for a fair presentation of such financial statements. Although management believes the disclosures and information presented are adequate to make the information not misleading, it is suggested that these interim consolidated financial statements be read in conjunction with the Company's most recent audited financial statements and notes thereto included in its December 31, 2003 Annual Report on Form 10-KSB. Operating results for the six months ended June 30, 2004 are not necessarily indicative of the results that may be expected for the year ending December 31, 2004.

NOTE 2 - RECLASSIFICATIONS

Certain reclassifications have been made to the June 30, 2004 financial statements to conform to the current quarter's presentation.

NOTE 3 - GOING CONCERN

The Company's consolidated financial statements are prepared using accounting principals generally accepted in the Unites States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have cash or other material assets, nor does it have an established source of revenues to cover its operating costs and to allow it to continue as a going concern. The consolidated financial statements do not reflect any adjustments that might result from the outcome of this uncertainty. It is management's intent to seek growth by way of a merger or acquisition. It is the belief that over the next 12 months that Company will acquire at least one or more of acquisition candidates. The acquisition process should provide capital, revenue and incomes as a result. There is no assurance that the Company will be successful in its acquisition efforts or in raising the needed capital.

NOTE 4 - MATERIAL EVENTS

                                 STOCK ISSUANCES

On February 16, 2004, the Company issued 50,000 share of common stock for $50,000 cash. This stock issuance is part of the private placement to issue up to 50,000 units. Each unit consists of one share of common stock and three warrants to purchase three additional shares of common stock. Each warrant has an exercise price of $0.10 per share.

On February 16, 2004, the Company issued 30,000 shares for deferred legal fees at $0.80 per share.

                    SYNDICATION NET. COM, INC. AND SUBSIDIARY
                          (A Development Stage Company)

Notes to the  Consolidated  Financial  Statements June 30, 2004 and December 31,
2003

NOTE 4 - MATERIAL EVENTS (CONTINUED)

                           STOCK ISSUANCES (CONTINUED)

During the six months ended June 30, 2004, the Company issued 355,000 shares of common stock and paid out $52,500 in exchange for 575 class "A" common shares and 1,500 common shares in Tri-State Metro Territories, LLC, Inc. (TSMT) and notes receivable with principal balances of $95,000 plus accrued interest.

On May 18, 2004, the Company issued 600,000 shares of common stock for deferred legal fees at $0.40 per share.

On June 1, 2004, the Company issued 1,200,000 shares of common stock for consulting services at $0.35 per share.

On June 15, 2004, the Company issued 50,000 shares of common stock for defaulting on a note payable at $0.35 per share.

                                NOTES RECEIVABLES

During the six months ended June 30, 2004, the Company lent $95,000 to (TSMT) and purchase three notes receivables from TSMT by the issuance of common stock to three unrelated parties for notes receivables of $95,000. All notes are unsecured and due on demand. Interest rates range from prime + 1% to 10% per annum.

                                   INVESTMENT

During the six months ended June 30, 2004, the Company purchased 575 Class "A" common stock and 1,500 common shares in Tristate Metro Territories, LLC (TSMT). The valuation of this investment was $211,431. This investment is valued at the lower of cost or market and represents 8% of TSMT. A major shareholder of the Company is also the managing member of TSMT.

Note payable - Related Party

During the six months ended June 30, 2004, the Company borrowed an additional $9,500 from a related party and repaid $13,600. The balance at June 30, 2004 was $109,000. This note is due on demand and unsecured.

                                  NOTE PAYABLE

During the six months ended June 30, 2004, the Company borrowed $190,000 from seven individuals and repaid $20,000. The balance at June 30, 2004 was $200,500. The notes are due on demand and unsecured.

                                   AGREEMENTS

As of June 1, 2004, the Company issued a Secured Convertible Debenture to an unrelated party in the principal amount of $200,000, of which $50,000 has been paid to the Company. Another $150,000 was issued during July, after the registration statement associated with the debenture was filed with the SEC. The convertible debenture

                    SYNDICATION NET. COM, INC. AND SUBSIDIARY
                          (A Development Stage Company)

Notes to the  Consolidated  Financial  Statements June 30, 2004 and December 31,
2003

NOTE 4 - MATERIAL EVENTS (CONTINUED)

                             AGREEMENTS (CONTINUED)

accrues interest at the rate of 5% per year and is convertible at the holder's option. At the option of the Company, the entire principal amount and all accrued interest can be either: (i) paid three years after the convertible debenture was issued, or (ii) converted into shares of the Company's common stock at a price per share that is equal to the lesser of: (i) $0.42 or (ii) an amount equal to 80% of the average of the lowest daily volume weighted average price of the common stock for the five trading days immediately preceding the conversion date. The debenture has a term of three years and is secured by all of the company's assets. As of June 30, 2004, the debenture had not been converted. There was not a beneficial conversion expense associated with this bond.

On June 15, 2004, the Company entered into standby equity distribution agreement with an unrelated party. Whereby the Company may sell common stock for up to $10,000,000. Each share of common stock sold will be sold at 98% of the lowest volume weighted average price of the common stock during the five consecutive trading days immediately following the notice date.

                          INDEPENDENT AUDITORS' REPORT


Board of Directors
Syndication Net.com, Inc. and Subsidiary Falls Church, Virginia

We have audited the accompanying consolidated balance sheet of Syndication Net.com, Inc. and Subsidiary as of December 31, 2003 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 2003 and 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Syndication Net.com, Inc. and Subsidiary as of December 31, 2003 and the consolidated results of their operations and their cash flows for the years ended December 31, 2003 and 2002 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 6 to the consolidated financial statements, the Company has incurred significant losses which have resulted in an accumulated deficit and a deficit in stockholders' equity, raising substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 6. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ HJ & Associates, LLC
HJ & Associates, LLC
Salt Lake City, Utah
April 12, 2004

                    SYNDICATION NET. COM, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET

                                     ASSETS

                                  December 31,
                                      2003

CURRENT ASSETS
  Cash                                                           $         14
  Accounts receivable, net (Note 1)                                         -
                                                                 ------------
   Total Current Assets                                                    14
                                                                 ------------

PROPERTY AND EQUIPMENT - NET (Note 2)                                       -
                                                                 ------------
   TOTAL ASSETS                                                  $         14
                                                                 ============


                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts payable                                               $    307,008
Note payable - related party (Note 5)                               113,100
Interest payable - related party (Note 5)                            32,965
Note payable (Note 8)                                                30,000
Interest payable                                                      5,295
Accrued directors fees                                               12,000
                                                               ------------
 Total Current Liabilities                                          500,368


COMMITMENTS AND CONTINGENCIES (NOTE 3)

STOCKHOLDERS' EQUITY (DEFICIT)

Preferred stock: 20,000,000 shares authorized of
 $0.0001 par value, no shares issued and outstanding                      -
Common stock: 100,000,000 shares authorized of $0.0001
 par value, 12,075,088 shares issued and outstanding                  1,207
Additional paid-in capital                                        2,021,958
Deferred fees                                                      (292,000)
Accumulated deficit                                              (2,231,519)
                                                               ------------

 Total Stockholders' Equity (Deficit)                              (500,354)
                                                               ------------

 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)          $         14
                                                                ============

The accompanying notes are an integral part of these consolidated financial statements.

                    SYNDICATION NET. COM, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                       For the Years Ended
                                                          December 31,
                                                   --------------------------
                                                       2003          2002
                                                   ------------  ------------

  CONSULTING REVENUE                               $      3,420  $     12,725
                                                   ------------  ------------

  OPERATING EXPENSES
  Depreciation                                                -           910
  Consulting fees                                     1,007,338             -
  General and administrative                            215,492        36,538
                                                   ------------  ------------
   Total Operating Expenses                           1,222,830        37,448
                                                   ------------  ------------
OPERATING INCOME                                     (1,219,410)      (24,723)
                                                   ------------  ------------

OTHER EXPENSES
  Interest expense                                       (4,000)      (12,789)
                                                   ------------  ------------
   Total Other Expenses                                  (4,000)      (12,789)
                                                   ------------  ------------
LOSS BEFORE INCOME TAXES AND DISCONTINUED
  OPERATIONS                                        (1,223,410)       (37,512)
                                                   ------------  ------------
  Income tax expense                                          -             -
                                                   ------------  ------------
LOSS BEFORE DISCONTINUED OPERATIONS                  (1,223,410)      (37,512)
                                                   ------------  ------------

INCOME FROM DISCONTINUED OPERATIONS (NOTE 9)
  Income from discontinued operations                   134,990        58,818
                                                   ------------  ------------
   Total Income from Discontinued Operations            134,990        58,818
                                                   ------------  ------------
NET INCOME (LOSS)                                  $ (1,088,420) $     21,306
                                                   ============  ============

BASIC INCOME (LOSS) PER SHARE
  Loss before discontinued operations              $      (0.10) $      (0.00)
  Income (loss) from discontinued operations               0.01          0.00
                                                   ------------  ------------
   Total Income (Loss) Per Share                   $      (0.09) $       0.00
                                                   ============  ============

WEIGHTED AVERAGE NUMBER OF SHARES
  OUTSTANDING                                        11,556,040    10,784,742
                                                   ============  ============

The accompanying notes are an integral part of these consolidated financial statements.

                    SYNDICATION NET. COM, INC. AND SUBSIDIARY
            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                          Common Stock           Additional
                                                ------------------------------     Paid-In         Deferred     Accumulated
                                                    Shares          Amount         Capital           Fees         Deficit
                                                ---------------  -------------  --------------  --------------  -------------
Balance, December 31, 2001                           10,781,750       $  1,078       $ 791,749           -      $(1,164,405)

Common stock issued for services
 at $1.00 per share                                      13,000              1          12,999           -                 -

Common stock issued for debt at
 $1.00 per share                                          1,000              -           1,000           -                 -

Net income for the year ended
 December 31, 2002                                            -              -               -           -            21,306
                                                ---------------  -------------  --------------  --------------  -------------
Balance, December 31, 2002                           10,795,750          1,079         805,748           -       (1,143,099)

Common stock issued for services
 at $1.00 per share                                      50,000              5          49,995     (50,000)                -

Common stock issued for services
 at $1.00 per share                                     250,000             25         249,975           -                 -

Common stock issued for cash
 at $0.10 per share to related parties                   70,000              7           6,993           -                 -

Common stock issued for debt and
services at $1.00 per share to a related party          571,338             57         571,281           -                 -

Common stock issued for services
 at $1.00 per share to related parties                  108,000             11         107,989           -                 -

Common stock issued for services
 at $1.00 per share to related parties                   70,000              7          69,993                             -

Common stock issued for services
 at $1.00 per share                                     410,000             41         409,959    (242,000)                -

Common stock canceled for services
  at $1.00 per share                                   (250,000)           (25)       (249,975)          -                -

Net loss for the year ended
 December 31, 2003                                            -              -               -           -        (1,088,420)
                                                ---------------  -------------  --------------  --------------  -------------

Balance, December 31, 2003                           12,075,088          1,207       2,021,958    (292,000)       (2,231,519)
                                                ===============  =============  ==============  ==============  =============

The accompanying notes are an integral part of these consolidated financial statements.

                    SYNDICATION NET. COM, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                      For the Years Ended
                                                            December 31,
                                                   --------------------------
                                                       2003          2002
                                                   ------------  ------------

CASH FLOWS FROM OPERATING ACTIVITIES
  Net Income (Loss)                                $ (1,088,420) $     21,306
  Adjustments to reconcile net income to net cash
   provided (used) in operating activities:
   Gain on release of debt                              (94,159)            -
   Depreciation                                               -           910
   Common stock issued for services                   1,161,338        13,000

  Changes in operating assets and liabilities:
   (Increase) decrease in accounts receivable                 -       616,523
   (Decrease) in accounts payable                       (22,146)     (672,013)
   Increase in accrued expenses                          17,294        12,789
   Decrease in accrued expenses related party           (15,024)            -
                                                   ------------  ------------
     Net Cash Used in Operating Activities              (41,117)       (7,485)
                                                   ------------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES                          -        -
                                                   ------------  ------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Stock issued for cash to related parties                7,000             -
  Increase in notes payable                              40,000
  Payments on notes payable                             (10,000)            -
  Increase in notes payable - related party               4,100         4,000
                                                   ------------  ------------
     Net Cash Provided by Financing Activities           41,100         4,000
                                                   ------------  ------------

NET DECREASE IN CASH                                        (17)       (3,485)

CASH, BEGINNING OF YEAR                                      31         3,516
                                                   ------------  ------------
CASH, END OF YEAR                                  $         14  $         31
                                                   ============  ============

SUPPLEMENTAL CASH FLOW INFORMATION
Cash Payments For:
  Income taxes                                     $          -  $         -
  Interest                                         $     28,150  $          -

Non-Cash Financing Activities
  Stock issued for services                        $  1,161,338  $    13,000
  Stock issued in satisfaction of debt             $      6,000  $      1,000
  Cancellation of stock for services               $   (250,000) $          -


The accompanying notes are an integral part of these consolidated financial statements.

                    SYNDICATION NET. COM, INC. AND SUBSIDIARY

Notes to the Consolidated Financial Statements December 31, 2003 and 2002

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Organization

The consolidated financial statements presented are those of Syndication Net.com, Inc. (formerly Life2K.com, Inc.) (Syndication) and its wholly-owned subsidiary, Kemper Pressure Treated Forest Products, Inc. (Kemper).
Collectively, they are referred to herein as the "Company". Syndication was incorporated under the name of Generation Acquisition Corporation (Generation) on March 25, 1999 under the laws of the State of Delaware to engage in any lawful act or activity. Effective August 16, 1999, Life2K.com, Inc. (Life2K) issued 16,200,000 shares of its common stock and 60,000 shares of its preferred stock in exchange for the issued and outstanding stock of Kemper. Effective October 13, 2000, pursuant to an Agreement and Plan of Organization between Generation Acquisition Corporation and Life2K, Generation Acquisition Corporation issued 10,387,750 shares of its outstanding common stock for 100% of the outstanding shares of Life2K. As part of the transaction, Life2K was merged with and into Generation Acquisition Corporation, Life2K was dissolved and Generation Acquisition Corporation changed its name to Syndication Net.com, Inc.

Kemper was incorporated on December 28, 1987 under the State laws of Mississippi. Kemper was organized to procure, buy, sell and harvest forest products for treating poles, conventional lumber and wood products, as well as preserve and treat wood and forest products for sale in wholesale and retail markets.

On October 9, 1997, Kemper entered into an asset purchase agreement and lease assignment under which it conditionally sold all of its assets as well as reassigned its lease related to its manufacturing enterprise. From that time, Kemper has acted as a retail broker, having eliminated virtually all of its manufacturing capacity.

At the time of the acquisition of Kemper, Life2K was essentially inactive, with no operations and minimal assets. Additionally, the exchange of Life2K's common stock for the common stock of Kemper resulted in the former stockholders of Kemper obtaining control of Life2K. Accordingly, Kemper became the continuing entity for accounting purposes, and the transaction was accounted for as a recapitalization of Kemper with no adjustment to the basis of Kemper's assets acquired or liabilities assumed. For legal purposes, Life2K was the surviving entity.

At the time of the acquisition of Life2K, Syndication was essentially inactive, with no operations and minimal assets. Additionally, the exchange of Syndication's common stock for the common stock of Life2K resulted in the former stockholders of Life2K obtaining control of Syndication. Accordingly, Life2K became the continuing entity for accounting purposes, and the transaction was accounted for as a recapitalization of Life2K with no adjustment to the basis of Life2K's assets acquired or liabilities assumed. For legal purposes, Syndication was the surviving entity.

                    SYNDICATION NET. COM, INC. AND SUBSIDIARY

Notes to the Consolidated Financial Statements December 31, 2003 and 2002

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(Continued)

b. Accounting Method

The Company's consolidated financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year end.

c. Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

d. Accounts Receivable

Accounts receivable consist of an amount due from one customer. Accounts receivable are shown net of the allowance for doubtful accounts. The allowance was $35,000 at December 31, 2003.

e. Basic Loss Per Share

The computations of basic loss per share of common stock are based on the weighted average number of common shares outstanding during the period of the consolidated financial statements as follows:


                                          For the Years Ended
                                               December 31,
                                       --------------------------
                                           2003          2002
                                       ------------  ------------

Loss from operations                   $      (0.10) $      (0.00)
Income from discontinued operations            0.01          0.00
                                       ------------  ------------
   Total Income (Loss) Per Share       $      (0.09) $       0.00
                                       ============  ============

Weighted Average Number of Shares
   Outstanding                           11,556,040    10,784,742
                                       ============  ============

                    SYNDICATION NET. COM, INC. AND SUBSIDIARY

Notes to the Consolidated Financial Statements December 31, 2003 and 2002

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(Continued)

f. Recent Accounting Pronouncements

During the year ended December 31, 2003, the Company adopted the following accounting pronouncements:

SFAS NO. 143 -- In August 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations, which established a uniform methodology for accounting for estimated reclamation and abandonment costs. The statement was effective for fiscal years beginning after June 15, 2002. The adoption of SFAS No. 143 did not have a material effect on the financial statements of the Company.

SFAS NO. 145 -- On April 30, 2002,  the FASB issued FASB Statement No. 145 (SFAS
145), "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS 145 rescinds both FASB Statement No. 4 (SFAS 4), "Reporting Gains and Losses from Extinguishment of Debt," and the amendment to SFAS 4, FASB Statement No. 64 (SFAS 64),
"Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements." Through this rescission, SFAS 145 eliminates the requirement (in both SFAS 4 and SFAS
64) that gains and losses from the extinguishment of debt be aggregated and, if material, classified as an extraordinary item, net of the related income tax effect. However, an entity is not prohibited from classifying such gains and losses as extraordinary items, so long as it meets the criteria in paragraph 20 of Accounting Principles Board Opinion No. 30, Reporting the Results of Operations Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. Further, SFAS 145 amends paragraph 14(a) of FASB Statement No. 13, "Accounting for Leases", to eliminate an inconsistency between the accounting for sale-leaseback transactions and certain lease modifications that have economic effects that are similar to sale-leaseback transactions. The amendment requires that a lease modification (1) results in recognition of the gain or loss in the 9 financial statements, (2) is subject to FASB Statement No. 66, "Accounting for Sales of Real Estate," if the leased asset is real estate (including integral equipment), and (3) is subject (in its entirety) to the sale-leaseback rules of FASB Statement No. 98, "Accounting for Leases: Sale-Leaseback Transactions Involving Real Estate, Sales-Type Leases of Real Estate, Definition of the Lease Term, and Initial Direct Costs of Direct Financing Leases." Generally, FAS 145 is effective for transactions occurring after May 15, 2002. The adoption of SFAS 145 did not have a material effect on the financial statements of the Company.

SFAS NO. 146 -- In June 2002, the FASB issued SFAS No. 146, "Accounting for Exit or Disposal Activities" (SFAS 146). SFAS 146 addresses significant issues regarding the recognition, measurement, and reporting of costs that are associated with exit and disposal activities, including restructuring activities that are currently accounted for under EITF No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." The scope of SFAS 146 also includes costs related to terminating a contract that is not a capital lease and termination benefits that employees who are involuntarily terminated receive under the terms of a one-time benefit arrangement that is not an ongoing benefit arrangement or an individual deferred-compensation contract. SFAS 146 will be effective for exit or disposal activities that are initiated after December 31, 2002 and early

                    SYNDICATION NET. COM, INC. AND SUBSIDIARY
Notes to the Consolidated Financial Statements December 31, 2003 and 2002

                                       ##

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(Continued)

f. Recent Accounting Pronouncements (Continued)

application is encouraged. The provisions of EITF No. 94-3 shall continue to apply for an exit activity initiated under an exit plan that met the criteria of EITF No. 94-3 prior to the adoption of SFAS 146. The effect on adoption of SFAS 146 will change on a prospective basis the timing of when the restructuring charges are recorded from a commitment date approach to when the liability is incurred. The adoption of SFAS 146 did not have a material effect on the financial statements of the Company.

SFAS NO. 147 -- In October 2002, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 147, "Acquisitions of Certain Financial Institutions" which is effective for acquisitions on or after October 1, 2002. This statement provides interpretive guidance on the application of the purchase method to acquisitions of financial institutions. Except for transactions between two or more mutual enterprises, this Statement removes acquisitions of financial institutions from the scope of both SFAS 72 and Interpretation 9 and requires that those transactions be accounted for in accordance with SFAS No. 141, "Business Combinations" and No. 142, "Goodwill and Other Intangible Assets". The adoption of SFAS No. 147 did not have a material effect on the financial statements of the Company.

SFAS NO. 148 -- In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock Based Compensation-Transition and Disclosure-an amendment of FASB Statement No. 123" which is effective for financial statements issued for fiscal years ending after December 15, 2002. This Statement amends SFAS 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based compensation and the effect of the method used on reported results. The adoption of SFAS No. 148 did not have a material effect on the financial statements of the Company.

SFAS NO. 149 -- In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" which is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. This statement amends and clarifies financial accounting for derivative instruments embedded in other contracts (collectively referred to as derivatives) and hedging activities under SFAS 133. The adoption of SFAS No. 149 did not have a material effect on the financial statements of the Company.

SFAS NO. 150 -- In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" which is effective for financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. This Statement establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is

                    SYNDICATION NET. COM, INC. AND SUBSIDIARY
Notes to the Consolidated Financial Statements December 31, 2003 and 2002


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(Continued)


f. Recent Accounting Pronouncements (Continued)

within its scope as a liability (or an asset in some circumstances) because that financial instrument embodies an obligation of the issuer. The adoption of SFAS No. 150 did not have a material effect on the financial statements of the Company.

FASB INTERPRETATION NO. 45 -- "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others - an Interpretation of FASB Statements No. 5, 57 and 107". The initial recognition and initial measurement provisions of this Interpretation are to be applied prospectively to guarantees issued or modified after December 31, 2002. The disclosure requirements in the Interpretation were effective for financial statements of interim or annual periods ending after December 15, 2002. The adoption of FASB Interpretation No. 45 did not have a material effect on the financial statements of the Company.

FASB INTERPRETATION NO. 46 -- In January 2003, the FASB issued FASB Interpretation No. 46 "Consolidation of Variable Interest Entities." FIN 46 provides guidance on the identification of entities for which control is achieved through means other than through voting rights, variable interest entities, and how to determine when and which business enterprises should consolidate variable interest entities. This interpretation applies immediately to variable interest entities created after January 31, 2003. It applies in the first fiscal year or interim period beginning after June 15, 2003, to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. The adoption of FIN 46 did not have a material impact on the Company's financial statements.

During the year ended December 31, 2003, the Company adopted the following Emerging Issues Task Force Consensuses: EITF Issue No. 00-21 "Revenue Arrangements with Multiple Deliverables", EITF Issue No. 01 -8 " Determining Whether an Arrangement Contains a Lease", EITF Issue No. 02-3 "Issues Related to Accounting for Contracts Involved in Energy Trading and Risk Management Activities", EITF Issue No. 02-9 "Accounting by a Reseller for Certain Consideration Received from a Vendor", EITF Issue No. 02-17, "Recognition of Customer Relationship Intangible Assets Acquired in a Business Combination", EITF Issue No. 02-18 "Accounting for Subsequent Investments in an Investee after Suspension of Equity Method Loss Recognition", EITF Issue No. 03-1, "The Meaning of Other Than Temporary and its Application to Certain Instruments", EITF Issue No. 03-5, "Applicability of AICPA Statement of Position 9702, `Software Revenue Recognition' to Non-Software Deliverables in an Arrangement Containing More Than Incidental Software", EITF Issue No. 03-7, "Accounting for the Settlement of the Equity Settled Portion of a Convertible Debt Instrument That Permits or Requires the Conversion Spread to be Settled in Stock", EITF Issue No. 03-10, "Application of EITF Issue No. 02-16 by Resellers to Sales Incentives Offered to Consumers by Manufacturers.

                    SYNDICATION NET. COM, INC. AND SUBSIDIARY

Notes to the Consolidated Financial Statements December 31, 2003 and 2002

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(Continued)

g. Property and Equipment

Property and equipment is recorded at cost. Major additions and improvements are capitalized. The cost and related accumulated depreciation of equipment retired or sold are removed form the accounts and any differences between the undepreciated amount and the proceeds from the sale are recorded as gain or loss on sale of equipment. Depreciation is computed using the straight-line method over a period of five years.

h. Provision for Income Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely that not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net deferred tax assets consist of the following components as of December 31, 2003 and 2002:

                                               2003          2002
                                           ------------  ------------
Deferred tax assets
   NOL Carryover                           $    405,300  $    642,400
   Accrued expenses                              12,900             -

Deferred tax liabilities:                             -             -

Valuation allowance                            (418,200)     (642,400)
                                           ------------  ------------
Net deferred tax asset                     $          -  $          -
                                           ============  ============


The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate of 39% to pretax income from continuing operations for the years ended December 31, 2003 and 2002 due to the following:

                                               2003          2002
                                           ------------  ------------
Book income                                $    424,485  $      8,309
Stock for services/options expense             (452,920)        5,070
NOL                                                   -       (13,379)
Valuation allowance                              28,435             -
                                           ------------  ------------
                                           $          -  $          -
                                           ============  ============

                    SYNDICATION NET. COM, INC. AND SUBSIDIARY

Notes to the Consolidated Financial Statements December 31, 2003 and 2002


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(Continued)

h. Provision for Income Taxes (Continued)

At December 31, 2003, the Company had net operating loss carryforwards of approximately $1,647,000 that may be offset against future taxable income from the year 2002 through 2022. No tax benefit has been reported in the December 31, 2002 consolidated financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in the future.

i. Principles of Consolidation

The consolidated financial statements include those of Syndication and its wholly-owned subsidiary, Kemper.

All material intercompany accounts and transactions have been eliminated.

j. Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

k. Advertising

The Company follows the policy of charging the costs of advertising to expense as incurred. Advertising expense for the years ended December 31, 2003 and 2002 was $-0- and $-0-, respectively.

l. Revenue Recognition Policy

The Company entered into a consulting agreement (Note 3) with Tri-State Metro Territories, Inc. (Tri-State). The Company is to assist in the management, development, sales, and marketing of Tri-State's hair coloring salon units. The Company recognized this consulting income from Tri-State on a monthly basis for time actually spent consulting. The agreement establishes the hourly billing rates. Collectability is reasonably assured.

                    SYNDICATION NET. COM, INC. AND SUBSIDIARY

Notes to the Consolidated Financial Statements December 31, 2003 and 2002

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(Continued)

m. Concentrations of Risk

The Company has one major customer for its consulting services which accounts for 100% of its consulting revenue. A loss of this customer could affect the operating results of the Company.

NOTE 2 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31, 2003:


Office equipment                                        $      4,550
Accumulated depreciation                                      (4,550)
                                                        ------------
Net property and equipment                              $          -
                                                        ============



Depreciation expense for the years ended December 31, 2003 and 2002 was $0 and $910, respectively.

NOTE 3 - COMMITMENTS AND CONTINGENCIES

On May 18, 1999, the Company entered into an agreement to acquire a reporting United States corporation with audited financial statements showing no material assets or liabilities. The Company agreed to pay $100,000 for its services in regard to the transaction. On October 13, 2000 this acquisition took place (Note 1.) The Company has paid a total of $65,000 and has accrued an additional $35,000 for legal fees.

On April 7, 1999, the Company ratified its corporate service consulting agreement with Source Management Services, Inc. (Source), a related company owned by a significant shareholder. Source is to oversee the general activities of the Company on a day-to-day basis, develop and execute a business plan, and assist in other ongoing administrative issues. For the year ended December 31, 2002, the Company agreed to pay Source a total of $1,000. The Company has also agreed to award Source a bonus of 5% of the outstanding shares of stock when the Company's securities are traded on any United States stock exchange. The Company became listed on the OTC Bulletin Board on March 5, 2003

On September 19, 2000, the Company entered into a Services and Consulting Agreement with Tri-State Metro Territories, Inc. (Tri-State), a business that sells franchised hair coloring salon units under the copyright name of "haircolorxpress." The Company was retained as Tri-State's consultant to assist in the development of management, sales and marketing of "haircolorxpress" franchised hair coloring salon units. The Company received a total of $12,725 during 2002 as a result of the consulting agreement with Tri-State. The agreement is for a term of twenty years with up to four, five-year extensions. The Company is currently in negotiations with a number of companies that are interested in entering into similar consulting agreements.

On November 26, 2001, Barry Pope ("Pope"), individually and as a shareholder of Worldwide Forest Products, Inc. ("Worldwide") commenced an action against the

                    SYNDICATION NET. COM, INC. AND SUBSIDIARY

Notes to the Consolidated Financial Statements December 31, 2003 and 2002

NOTE 3 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

Company, Brian Sorrentino, Dale Hill, Worldwide Forest Products, Inc., Kemper Pressure Treated Forest Products, Inc., Life2k.com, Inc., Algonquin Acquisition Corp., Generation Acquisition Corp., Castle Securities Corporation and John Does 1-5, in the Circuit Court of Madison County, Mississippi. In such action, Pope claims that stock he owned and commissions owed to him by Worldwide should have been converted into shares of the common stock of the Company.

Worldwide was a corporation organized under the laws of the State of Mississippi that operated as a wood treatment company that worked exclusively with creosite, a wood treatment chemical, for utility wood poles and products. In 1997 the corporate charter of Worldwide expired and Worldwide no longer conducts operations. In 1996, Pope entered into a consent order settlement with Worldwide arising from claims brought by Pope against the former President of Worldwide and Worldwide, David Wise. Pursuant to such settlement, on November 8, 1996, Pope received 30,000 shares of Worldwide common stock and received warrants, exercisable at $1.00 per share, to purchase 200,000 shares of Worldwide common stock.

Worldwide never completed a public offering and, as such, Pope alleges losses equal to the value of his Worldwide shares had Worldwide completed a public offering, had such shares traded at a minimum of $5.00 per share and had Pope been able to sell his securities equal to or in excess of $5.00. Pope further alleges that certain defendants guaranteed the obligations of Worldwide in the amount of $2,060,000 and alleges that all shareholders of Worldwide were provided an opportunity by Worldwide to convert shares of Worldwide common stock into shares of common stock of the Company.

Finally, Pope alleges that Brian Sorrentino orally guaranteed payment to Pope in the amount of $200,000 representing commissions to be paid to Pope if and when Pope provided a $2,000,000 loan for Worldwide. Pope is seeking compensatory and punitive damages in an amount to be determined at trial, plus an award of reasonable costs, attorneys' fees and expenses, pre-judgement and post-judgement interest, and any other relief to which Pope may be entitled. The Company believes that Pope's claim is without merit and the Company has engaged counsel to vigorously defend against the action.

On November 10, 2003, the Company entered into a Letter of Intent with Tri State Metor Territories, LLC (Tri State) to acquire substantially all of the assets of Tri State. A major shareholder of the Company is also a 10% shareholder and managing member in Tri State.

NOTE 4 - PREFERRED STOCK

The shareholders of the Company have authorized 20,000,000 shares of preferred stock with a par value of $0.0001. The terms of the preferred stock are to be determined when issued by the board of directors of the Company.

On January 1, 2000, the remaining 60,000 Series A preferred shares were converted into common shares, thus, at December 31, 2001, no preferred shares were outstanding.

                    SYNDICATION NET. COM, INC. AND SUBSIDIARY

Notes to the Consolidated Financial Statements December 31, 2003 and 2002

NOTE 5 - NOTES PAYABLE - RELATED PARTY

Notes payable to related parties consisted of the following at December 31, 2003:

Note payable to a related party, due
 on demand, plus interest
 at 12% per annum, unsecured.                           $    113,100

Less: Current Portion                                       (113,100)
                                                        ------------
Long-Term Notes Payable to Related Parties              $          -
                                                        ============



The aggregate principal maturities of notes payable to related parties are as follows:

   Year Ended
   December 31,                                   Amount
  -------------                                ------------
       2004                                    $    113,100
       2005                                               -
       2006                                               -
       2007                                               -
2008 and thereafter                                       -
                                               ------------
       Total                                   $    113,100
                                               ============


Interest expense for the year ended December 31, 2003 and 2002 was $13,125 and $12,789, respectively.

NOTE 6 - GOING CONCERN

The Company's consolidated financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has historically incurred significant losses which have resulted in an accumulated deficit of $2,231,519 at December 31, 2003 which raises substantial doubt about the Company's ability to continue as a going concern.

The  accompanying   consolidated   financial   statements  do  not  include  any
adjustments relating to the recoverability and classification of liabilities that might result from the outcome of this uncertainty.

It is management's intent to seek growth by way of a merger or acquisition. It is the belief that over the next 12 months that Company will acquire at least one or more of acquisition candidates. The acquisition process should provide capital, revenue and incomes as a result. There is no assurance that the Company will be successful in its acquisition efforts or in raising the needed capital.

NOTE 7 - COMMON STOCK

During the year ended December 31, 2003, the Company issued 70,000 shares of common stock to related parties for $7,000 cash or $0.10 per share to related parties.

                    SYNDICATION NET. COM, INC. AND SUBSIDIARY

Notes to the Consolidated Financial Statements December 31, 2003 and 2002

NOTE 7 - COMMON STOCK (CONTINUED)

During the year ended December 31, 2003, the Company issued 710,000 shares of common stock to various consultants and their attorney valued at $1.00 per share for consulting and legal services to be performed pursuant to various consulting agreements. As of December 31, 2003, $418,000 in services performed and $292,000 in unearned fees.

On April 7, 1999, the Company ratified its corporate service consulting agreement with Source Management Services, Inc. (Source), a related company owned by a significant shareholder. Source is to oversee the general activities of the Company on a day-to-day basis, develop and execute a business plan, and assist in other ongoing administrative issues. For the year ended December 31, 2002, the Company agreed to pay Source a total of $1,000. The Company has also agreed to award Source a bonus of 5% of the outstanding shares of stock when the Company's securities are traded on any United States stock exchange. The Company became listed on the OTC Bulletin Board on March 5, 2003. On March 5, 2003, the Company had 10,795,750 shares outstanding, 5% of which is 539,788. As of September 30, 2003, the Company issued 571,338 shares of common stock to the Company's consultant valued at $1.00 per share for the conversion of related party debt of $539,788 and additional consulting fees of $31,550.

During the year ended December 31, 2003, the Company had issued 70,000 shares of common stock to the President of the Company valued at $1.00 per share for services performed.

During the year ended December 31, 2003, the Company had issued 108,000 shares of common stock to the directors of the Company valued at $1.00 per share for $108,000 in services performed.

NOTE 8 - NOTE PAYABLE

At December 31, 2003, the Company had one note payable  totaling  $30,000.  This note is unsecured and due on demand. Interest is imported at 12% per annum. Interest expense for the year ended December 31, 2003 was $1,095.

NOTE 9 - DISCONTINUED OPERATIONS

In September 2003, the Company decided to wind down its operations of wood treatment. This decision was based on minimal margins and new legislation governing the use of certain chemicals. The Company wanted to limit its exposure to any risks associated with the use of chemicals used in the treatment of wood. The Company wound down all wood treatment operations in September 2003.

                    SYNDICATION NET. COM, INC. AND SUBSIDIARY

Notes to the Consolidated Financial Statements December 31, 2003 and 2002

NOTE 9 - DISCONTINUED OPERATIONS (CONTINUED)


                                             For the Years Ended
                                                  December 31,
                                          ------------  ------------
                                              2003          2002
                                          ------------  ------------
WOOD TREATMENT REVENUE                    $  5,806,366  $  8,943,781

COST OF SALES                                5,765,535     8,884,963
                                          ------------  ------------
   Gross Margin                                 40,831        58,818
                                          ------------  ------------

EXPENSES
   General and administrative expense                -             -
                                          ------------  ------------
      Total Expenses                                 -             -
                                          ------------  ------------
Income From Operations                          40,831        58,818
                                          ------------  ------------

OTHER INCOME (EXPENSE)
   Gain on release of debt                      94,159             -
                                          ------------  ------------
      Total Other Income (Expense)              94,159             -
                                          ------------  ------------

NET INCOME FROM DISCONTINUED
 OPERATIONS                               $    134,990  $     58,818
                                          ============  ============
LOSS ON DISPOSAL OF SUBSIDIARY            $          -  $          -
                                          ============  ============


NOTE 10 - SUBSEQUENT EVENTS

Subsequent to December 31, 2003 the Company issued 30,000 shares for legal services performed, valued at $1.00 per share.

Subsequent to December 31, 2003, the Company issued 355,000 shares and $52,500 in exchanged for 575 class "A" common shares, 1,500 common shares in Tri-State and notes receivable with principal balances of $110,000 plus accrued interest.

Subsequent to December 31, 2003, the Company approved the offering of 150,000 units. Each unit consists of one share of common stock and three warrants to purchase three additional common shares with an exercise price of $0.10 per share. As of the date of this filing, the Company has issued 50,000 of the 150,000 units.

----------------------------------------------------------       ----------------------------------------------------------

You should rely only on the information
contained in this  prospectus.  We have
not authorized anyone  to  provide  you
with  information  different  from  the
information  contained in this
prospectus.  This document may only be
used where it is legal to sell the
securities. The information in this
document may only be accurate on the
date of this document.                                                          UP TO 49,950,000 SHARES
                                                                                          OF OUR
                                                                                      OF COMMON STOCK

                    TABLE OF CONTENTS

                                                     Page
                                                     ----
PROSPECTUS SUMMARY                                    1

RISK FACTORS                                          3                          SYNDICATION NET.COM, INC.

USE OF PROCEEDS                                       9

SELLING STOCKHOLDERS                                 10

PLAN OF DISTRIBUTION                                 15

MARKET FOR COMMON EQUITY AND RELATED
     STOCKHOLDER MATTERS                             17

MANAGEMENT'S DISCUSSION AND  ANALYSIS
     OR PLAN OF OPERATION                            18

                                                                                     ________________

DESCRIPTION OF BUSINESS                              21                                 PROSPECTUS
                                                                                     ________________

MANAGEMENT                                           25

EXECUTIVE COMPENSATION                               26

CERTAIN RELATIONSHIPS AND RELATED
     TRANSACTIONS                                    27

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
     OWNERS AND MANAGEMENT                           25

DESCRIPTION OF SECURITIES                            28                               August 25, 2004

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES       31

LEGAL MATTERS                                        31

EXPERTS                                              31

AVAILABLE INFORMATION                                31

FINANCIAL STATEMENTS                                 F-1

----------------------------------------------------------       ----------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Our Articles of Incorporation, as amended and restated, provide to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended and restated, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

      Our By Laws also provide that the Board of Directors may also authorize the company to indemnify our employees or agents, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to our directors and officers. As of the date of this Registration Statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:


          NATURE OF EXPENSE                                     AMOUNT
          -----------------                                     ------
          SEC Registration fee                            $  1,582.17
          Accounting fees and expenses                       5,000.00*
          Legal fees and expenses                           45,000.00*
                                                            ----------
                                TOTAL                      $51,582.17*
                                                           ===========

          * Estimated


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

      The  following  sets  forth   information   regarding  all  sales  of  our
unregistered securities during the past three years.

      In October 2002, the Company issued 2,000 shares of the Company's common stock to each of its officers and directors for an aggregate issuance of 12,000 shares. The shares were issued as follows: 2,000 to Vance Hartke, our former president; 2,000 to Wayne Hartke, a former director; 2,000 to Mark Solomon as a director; 2,000 to Howard Siegel as a director; 2,000 to Cynthia White, our CFO. The Company also issued 1,000 shares of common stock to Wayne Hartke for legal services rendered to the Company at a value of $1.00 per share and 1,000 shares to Mr. Vance Hartke as consideration for office rental fees value at $1.00 per share.

      On September 4, 2003, we issued 88,000 shares to Wayne Hartke, 18,000 shares of common stock to Cynthia White, 18,000 shares of common stock to Mark Solomon, 18,000 shares of common stock to Mark Griffith, 18,000 to Howard Siegel and 20,000 shares of common stock to Cynthia White. Such shares were valued at $1.00 and were issued for board services rendered to the Company. The Company issued an aggregate of 70,000 shares of common stock for cash at $.10 per share to Mark Solomon and Howard Segal. During the fourth quarter of the year ended December 31, 2003, we issued an aggregate of 1,172,338 shares of our common stock to nine individuals, including our officers and directors, as consideration for services rendered to the Company. The shares were issued as follows; 571,338 shares of our common stock was issued to Brian Sorrentino for consulting services as part of the terms related to the Consulting Agreement between Kemper Pressure Treated Forest Products Inc. and Source Management Services filed with the Commission as Exhibit 10.1 in a Registration Statement on Form SB-2 filed on October 5, 2001 and incorporated herein by reference, and valued at $1.00. We issued 300,000 shares of common stock to the Research Works, valued at $1.00, for research services rendered to the Company. The services rendered by Research Works were related to an analysis of the market prospects related to the potential development of Tri-State Metro Territories LLC. and as a prerequisite leading to the acquisition of that Company. We also, issued an aggregate of 130,000 shares of common stock, valued at $1.00, to Shai Stern and Seth Farbman for legal services and EDGAR services rendered to the Company. We issued 91,000 shares to Wayne Hartke as Director, 20,000 shares to Cynthia White as CFO; 20,000 to Mark Solomon as Director; 20,000 to Mark Griffith as Secretary; and 20,000 to Howard Seigal.

      On February 16, 2004, the Company issued 50,000 shares of common stock and warrants to purchase three shares of common stock for $50,000 cash. This stock issuance was part of a private placement to issue up to 50,000 units. Each unit consists of one share of common stock and three warrants to purchase three additional shares of common stock. Each warrant has an exercise price of $0.10 per share.

      On February 16, 2004, the Company issued 30,000 shares to Seth Farbman for deferred legal fees at $0.80 per share.

      During the quarter ended March 31, 2004, the Company issued 355,000 shares of common stock and paid out $52,500 in exchange for 575 class "A" common shares and 1,500 common shares in Tri-State Metro Territories, LLC, Inc. and notes receivable with principal balances of $95,000 plus accrued interest. The shares were issued to Adoribel Holdings (160,000), Jack Feldman (120,000), George Kuipers (15,000) and Dale Hill (60,000).

      In June 2004, the Company issued 600,000 shares of common stock to Seth Farbman in consideration for consulting services for a period of 12 months.

      In June 2004, the Company issued 50,000 shares of common stock to Seth Farbman, a note holder, in consideration for the extension of the due date of such note.

      To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with Cornell Capital Partners on June 15, 2004 for the sale of $200,000 in convertible debentures of which $50,000 was received by us on June 15, 2004 and $150,000 was received by us on July 9, 2004. The debentures issued pursuant to the June 2004 Securities Purchase Agreement bear interest at 5%, mature three years from the date of issuance, and are convertible into our common stock, at the holder's option, at the lower of the following:

      o     $.42; or

      o eighty percent (80%) of the lowest volume weighted average price of the common stock for the five (5) trading days immediately preceding the conversion date.

      The full principal amount of the convertible debentures is due upon default under the terms of convertible debentures. We are obligated to file a registration statement for the resale of the conversion shares issuable upon conversion of the debentures under the Securities Act of 1933, as amended, no later than thirty (30) days from June 15, 2004.

      On June 15, 2004, we entered into a Standby Equity Distribution Agreement with one investor. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to the investor shares of common stock for a total purchase price of up to $10,000,000. For each share of common stock purchased under the Standby Equity Distribution Agreement, the investor will pay 98% of the lowest volume weighted average price of the common stock during the five consecutive trading days immediately following the notice date. The investor, Cornell Capital Partners, L.P. is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. Cornell Capital Partners, L.P. will retain 5% of each advance under the Standby Equity Distribution Agreement. Cornell Capital Partners is restricted from owing in excess of 9.9% of our outstanding common stock. In the event that Cornell Capital Partners is unable to sell shares of common stock that it acquires under the Standby Equity Distribution Agreement and its ownership equals 9.9% of the our outstanding, then we will not be able to draw down money under the Standby Distribution Agreement. In June 2004, as required by the Standby Equity Distribution Agreement we issued Cornell Capital Partners, L.P. 1,160,000 shares of common stock. In addition, we engaged Newbridge Securities Corporation, a registered broker-dealer, to advise us in connection with the Standby Equity Distribution Agreement. For its services, Newbridge Securities Corporation received 40,000 shares of our common stock. We are obligated to prepare and file with the Securities and Exchange Commission a registration statement to register the resale of the shares issued under the Standby Equity Distribution Agreement prior to the first sale to the investor of our common stock.

      All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of ours or our executive officers, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

      Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us.

ITEM 27. EXHIBITS.

      The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean Syndication Net.com, Inc., a Nevada corporation.

3.1 Certificate of Incorporation, filed with the registration statement of Generation Acquisition Corporation on Form 10-SB (file No. 000-29701) filed with the Commission and incorporated herein by reference

3.2 Certificate of Ownership and Merger previously filed with the Commission as an exhibit to a registration statement on Form SB2/A (file no. 333-55534) and incorporated by reference

3.3   By-Laws  of  the  Company,   filed  with  the  registration  statement  of
      Generation Acquisition Corporation on Form 10-SB (file No. 000-29701) filed with the Commission and incorporated herein by reference

3.4   Restated and Amended Bylaws of the Company.

4.1 Agreement and Plan of Reorganization among Generation Acquisition Corporation, Life2K, Inc., and the shareholders of Life2K, Inc. filed on Form 8-K (file no. 000-29701) with the Commission on November 6, 2000 and incorporated herein by reference

4.2 Agreement and Plan of Merger between Generation Acquisition Corporation and Life2K Acquisition Corporation filed on Form 8-K (file no. 000-29701) with the Commission on November 6, 2000 and incorporated herein by reference

4.3 Consulting agreement between SyndicationNet.com, Inc. and Tri-State Metro Territories, LLC dated September 19, 2000, filed with the Commission as
      Exhibit 4.3 in a registration statement on Form SB-2 (file no. 333-55534)filed on February 13, 2001 and incorporated herein by reference

4.4   Securities  Purchase  Agreement,   dated  June  15,  2004,  by  and  among
      Syndication Net.com, Inc. and Cornell Capital Partners, L.P.

4.5.  Secured Convertible Debenture with Cornell Capital Partners, L.P.

4.6 Investor Registration Rights Agreement, dated June 15, 2004, by and among Syndication Net.com, Inc. and Cornell Capital Partners, L.P. in connection with the Securities Purchase Agreement.

4.7 Escrow Agreement, dated June 15, 2004, by and between Syndication Net.com, Inc. and Cornell Capital Partners, L.P. in connection with the Securities Purchase Agreement.

4.8 Security Agreement, dated June 15, 2004, entered into between Syndication Net.com, Inc. and Cornell Capital Partners, L.P. in connection with the Securities Purchase Agreement.

4.9 Standby Equity Distribution Agreement, dated June 15, 2004, between Cornell Capital Partners, L.P. and Syndication Net.com, Inc.

4.10 Registration Rights Agreement, dated June 15, 2004, by and between Syndication Net.com, Inc. and Cornell Capital Partners, L.P. in connection with the Standby Equity Distribution Agreement.

4.11 Escrow Agreement, dated June 15, 2004, by and between Syndication Net.com, Inc. and Cornell Capital Partners, L.P. in connection with the Standby Equity Distribution Agreement.

4.12 Placement Agent Agreement, dated June 15, 2004, by and among Syndication Net.com, Inc., Newbridge Securities Corporation and Cornell Capital Partners, L.P.

4.13 Amendment No. 1 to the Standby Equity Distribution Agreement dated August 25, 2004 by and between Syndication Net.com, Inc. and Cornell Capital Partners, L.P.

4.14 Secured Convertible Debenture with Cornell Capital Partners, L.P. dated July 9, 2004

5.1   Opinion and Consent of Sichenzia Ross Friedman Ference LLP.

10.1 Consulting Agreement between Kemper Pressure Treated Forest Products Inc. and Source Management Services filed with the Commission as Exhibit 10.1 in a registration statement on Form SB-2 (file no. 333-55534) filed on October 5, 2001 and incorporated herein by reference

10.2 Consulting Agreement between SyndicationNet and HTRG Consulting, Inc. previously filed with the Commission as an exhibit to a registration statement on Form SB2/A (file no. 333-55534) and incorporated by reference

10.3 Asset Purchase Agreement between Kemper Pressure Treated Forest Products, Inc. and Electric Mills Wood Preserving LLC, previously filed with the Commission as an exhibit to a registration statement on Form SB2/A (file no. 333-55534) and incorporated by reference

10.4 Assignment of Lease between Kemper Pressure Treated Forest Products, Inc. and Electric Mills Wood Preserving LLC, previously filed with the Commission as an exhibit to a registration statement on Form SB2/A (file no. 333-55534) and

14.1 Code of Ethics and Business Conduct for Officers, Directors and Employees of the Company.

23.1  Consent of HJ & Associates, LLC

23.2  Consent of legal counsel (see Exhibit 5.1).


ITEM 28. UNDERTAKINGS.

      The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

      (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

      (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

      (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Washington, D. C. on August 25, 2004.


                                      SYNDICATION NET.COM, INC.

Dated: August 25, 2004                By: /s/ Brian Sorrentino
                                          -----------------------------------
                                          Brian Sorrentino

                                          CEO

                                      By: /s/ Mark Solomon
                                          -----------------------------------
                                          Mark Solomon
                                          President

                                      By: /s/ Cynthia White
                                          -----------------------------------
                                          Cynthia White
                                          CFO

      In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:


Signature                              Title                         Date

/s/ Brian Sorrentino                   CEO and Director         August 25, 2004
-----------------------------------
Brian Sorrentino

/s/ Cynthia White                      CFO                      August 25, 2004
-----------------------------------
Cynthia White

/s/Mark Solomon                        President and Director   August 25, 2004
-----------------------------------
Mark Solomon

/s/ Howard B. Siegel                   Director                 August 25, 2004
-----------------------------------
Howard B. Siegel